                                                                EXHIBIT 10.17


                              ********************


                                     LEASE



                               CITY VIEW CENTRE,
                                 AUSTIN, TEXAS





                              ********************

                                    BETWEEN




                           IXC COMMUNICATIONS, INC.,
                             A DELAWARE CORPORATION
                                    (TENANT)





                                      AND




                            CARRAMERICA REALTY, L.P.
                                   (LANDLORD)

                               TABLE OF CONTENTS



                                                                                                         Page
1.       Lease Agreement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1

2.       Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
         A.      Types of Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1
                          (1)     Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                          (2)     Operating Cost Share Rent . . . . . . . . . . . . . . . . . . . . .     2
                          (3)     Tax Share Rent  . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                          (4)     Additional Rent . . . . . . . . . . . . . . . . . . . . . . . . . .     2
                          (5)     Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

         B.      Payment of Operating Cost Share Rent and Tax Share Rent  . . . . . . . . . . . . . .     2
                          (1)     Payment of Estimated Operating Cost Share
                                  Rent and Tax Share Rent . . . . . . . . . . . . . . . . . . . . . .     2
                          (2)     Correction of Operating Cost Share Rent . . . . . . . . . . . . . .     2
                          (3)     Correction of Tax Share Rent  . . . . . . . . . . . . . . . . . . .     3

         C.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
                          (1)     Included Operating Costs. . . . . . . . . . . . . . . . . . . . . .     3
                          (2)     Excluded Operating Costs  . . . . . . . . . . . . . . . . . . . . .     3
                          (3)     Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                          (4)     Lease Year  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                          (5)     Fiscal Year . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5

         D.      Computation of Base Rent and Rent Adjustments  . . . . . . . . . . . . . . . . . . .     5
                          (1)     Prorations  . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
                          (2)     Default Interest  . . . . . . . . . . . . . . . . . . . . . . . . .     6
                          (3)     Rent Adjustments  . . . . . . . . . . . . . . . . . . . . . . . . .     6
                          (4)     Books and Records . . . . . . . . . . . . . . . . . . . . . . . . .     6
                          (5)     Miscellaneous . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

3.       Preparation and Condition of Premises; Possession and Surrender of Premises  . . . . . . . .     6
         A.      Condition of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         B.      Tenant's Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6
         C.      Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         D.      Ownership of Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         E.      Removal at Termination . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7

4.       Project Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         A.      Heating and Air Conditioning . . . . . . . . . . . . . . . . . . . . . . . . . . . .     7
         B.      Elevators  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         C.      Electricity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         D.      Water  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         E.      Janitorial Service . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         F.      Interruption of Services . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8
         G.      Building Security  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     8

5.       Alterations and Repairs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         A.      Landlord's Consent and Conditions  . . . . . . . . . . . . . . . . . . . . . . . . .     9
         B.      Damage to Systems  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     9
         C.      No Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

6.       Use of Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

7.       Governmental Requirements and Building Rules . . . . . . . . . . . . . . . . . . . . . . . .    10

8.       Waiver of Claims; Indemnification; Insurance . . . . . . . . . . . . . . . . . . . . . . . .    11
         A.      Waiver of Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         B.      Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         C.      Tenant's Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11
         D.      Insurance Certificates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         E.      Landlord's Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

9.       Fire and Other Casualty  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         A.      Termination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12
         B.      Restoration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

10.      Eminent Domain . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    12

11.      Rights Reserved to Landlord  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         A.      Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         B.      Signs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         C.      Window Treatments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         D.      Keys . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         E.      Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         F.      Preparation for Reoccupancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         G.      Heavy Articles . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         H.      Show Premises  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         I.      Use of Lockbox . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    13
         J.      Repairs and Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         K.      Landlord's Agents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         L.      Building Services  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         M.      Other Actions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14

12.      Tenant's Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         A.      Rent Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         B.      Assignment/Sublease or Hazardous Substances Default  . . . . . . . . . . . . . . . .    14
         C.      Other Performance Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         D.      Credit Default . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    14
         E.      Vacation or Abandonment Default  . . . . . . . . . . . . . . . . . . . . . . . . . .    15

13.      Landlord Remedies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         A.      Termination of Lease or Possession . . . . . . . . . . . . . . . . . . . . . . . . .    15
         B.      Lease Termination Damages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         C.      Possession Termination Damages . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         D.      Landlord's Remedies Cumulative . . . . . . . . . . . . . . . . . . . . . . . . . . .    15
         E.      WAIVER OF TRIAL BY JURY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         F.      Litigation Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

14.      Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

15.      Holdover . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16

16.      Subordination to Ground Leases and Mortgages . . . . . . . . . . . . . . . . . . . . . . . .    16
         A.      Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    16
         B.      Termination of Ground Lease or Foreclosure of Mortgage . . . . . . . . . . . . . . .    16
         C.      Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         D.      Notice and Right to Cure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         E.      Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

17.      Assignment and Sublease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17

         A.      In General . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         B.      Landlord's Consent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    17
         C.      Procedure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         D.      Change of Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18
         E.      Excess Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

18.      Conveyance by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

19.      Estoppel Certificate . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    18

20.      Security Deposit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

21.      Force Majeure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19

22.      Tenant's Personal Property and Fixtures  . . . . . . . . . . . . . . . . . . . . . . . . . .    19

23.      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         A.      Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    19
         B.      Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

24.      Quiet Possession . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

25.      Real Estate Broker . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20

26.      MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         A.      Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         B.      Date Payments Are Due  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    20
         C.      Meaning of "Landlord", "Re-Entry", "including" and "Affiliate" . . . . . . . . . . .    20
         D.      Time of the Essence  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         E.      No Option  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         F.      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         G.      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         H.      Lease Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         I.      No Oral Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         J.      Right to Cure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         K.      Captions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         L.      Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         M.      Landlord's Enforcement of Remedies . . . . . . . . . . . . . . . . . . . . . . . . .    21
         N.      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         O.      Landlord's Title . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    21
         P.      Light and Air Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         Q.      Singular and Plural  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         R.      No Recording by Tenant . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         S.      Exclusivity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         T.      Construction . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         U.      Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         V.      Rent Not Based on Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22
         W.      Building Manager and Service Providers . . . . . . . . . . . . . . . . . . . . . . .    22
         X.      Late Charge and Interest on Late Payments  . . . . . . . . . . . . . . . . . . . . .    22
         Y.      Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

27.      Unrelated Business Income  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    22

28.      Hazardous Substances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23

29.      Exculpation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    23



APPENDIX A - PLAN OF THE PREMISES
APPENDIX B - RULES AND REGULATIONS
APPENDIX C - TENANT IMPROVEMENT AGREEMENT
APPENDIX D - MORTGAGES CURRENTLY AFFECTING THE PROJECT
APPENDIX E - COMMENCEMENT DATE CONFIRMATION
APPENDIX F - EXPANSION
APPENDIX G - PREFERENTIAL RIGHT
APPENDIX H - RENEWAL OPTION
APPENDIX I - PARKING
APPENDIX J - JANITORIAL SPECIFICATIONS

                                     LEASE

         THIS LEASE (the "Lease") is made as of June 4, 1997, between CarrAmerica Realty, L.P. (the "Landlord") and the Tenant as named in the Schedule below. The term "Project" means the building (the "Building") to be known as "City View Centre" and the land (the "Land") located at 1120 South Capital of Texas Highway, Austin, Texas 78746. "Premises" means that part of the Project leased to Tenant described in the Schedule and outlined on Appendix A.

         The following schedule (the "Schedule") is an integral part of this Lease. Terms defined in this Schedule shall have the same meaning throughout the Lease.


                                    SCHEDULE

         1.      TENANT: IXC COMMUNICATIONS, INC.
         2.      PREMISES:  See Appendix A.
         3.      RENTABLE SQUARE FEET OF THE PREMISES:  105,000
         4. TENANT'S PROPORTIONATE SHARE: 82.0075% (based upon a total of 128,037 rentable square feet in the Building)
         5. SECURITY DEPOSIT: First and last months Rent in the amount of $293,125.00
         6. TENANT'S REAL ESTATE BROKER FOR THIS LEASE: CB Commercial Real Estate Group
         7.      LANDLORD'S REAL ESTATE BROKER FOR THIS LEASE:  CRW Associates,
Inc.
         8. TENANT IMPROVEMENTS, IF ANY: See the Tenant Improvement Agreement attached hereto as Appendix C.
         9. COMMENCEMENT DATE: December 1, 1997, but if the Premises are subject to new construction pursuant to Appendix C, then the Completion Date, as defined therein, if it is later; Landlord and Tenant shall execute a Commencement Date Confirmation substantially in the form of Appendix E promptly following the Commencement Date.
         10. TERMINATION DATE/TERM: Eighty-four (84) months after the Commencement Date, or if the Commencement Date is not the first day of a month, then after the first day of the following month.
         11.     GUARANTOR:  None
         12.     BASE RENT:

                                 Annual                            Monthly
Period                         Base Rent                           Base Rent
------                         ---------                           ---------
Lease Years 1-5       $1,680,000.00 [$16.00/SF NNN]              $ 140,000.00

Lease Years 6-7       $1,837,500.00 [$17.50/SF NNN]              $ 153,125.00

The Base Rent is subject to adjustment upwards based on the increase in rentable square feet of the Premises as a result of the Expansion Space as outlined in Appendix F - Expansion.

         1. Lease Agreement. On the terms stated in this Lease, Landlord leases the Premises to Tenant, and Tenant leases the Premises from Landlord, for the Term beginning on the Commencement Date and ending on the Termination Date unless extended or sooner terminated pursuant to this Lease.

         2.      Rent.

                 A. Types of Rent. Tenant shall pay the following Rent in the form of a check to Landlord at the following address:

                          CARRAMERICA REALTY, L.P.
                          t/a CITY VIEW CENTRE
                          P.O. Box __________
                          Atlanta, GA  30384-0566

or in such other manner as Landlord may notify Tenant:

                          (1)     Base Rent in monthly installments in advance,
the first monthly installment payable concurrently with the execution of this Lease and thereafter on or before the first day of each month of the Term in the amount set forth on the Schedule.

                          (2)     Operating Cost Share Rent in an amount equal
to (a) all Variable Operating Costs and Tenant's Proportionate Share of all other Operating Costs incurred prior to the Second Expansion Date, and (b) after the Second Expansion Date (as defined in Appendix F), the Tenant's Proportionate Share of the Operating Costs, each paid monthly in advance pursuant to Section 2B of this Lease. Definitions of Operating Costs, Variable Operating Costs and Tenant's Proportionate Share, and the method for billing and payment of Operating Cost Share Rent are set forth in Sections 2B, 2C and 2D.

                          (3)     Tax Share Rent in an amount equal to the
Tenant's Proportionate Share of the Taxes for the applicable fiscal year of this Lease, paid monthly in advance pursuant to Section 2B of this Lease. A definition of Taxes and the method for billing and payment of Tax Share Rent are set forth in Sections 2B, 2C and 2D.

                          (4)     Additional Rent in the amount of all costs,
expenses, liabilities, and amounts which Tenant is required to pay under this Lease, excluding Base Rent, Operating Cost Share Rent, and Tax Share Rent, but including any interest for late payment of any item of Rent.

                          (5)     Rent as used in this Lease means Base Rent,
Operating Cost Share Rent, Tax Share Rent and Additional Rent. Tenant's agreement to pay Rent is an independent covenant, with no right of setoff, deduction or counterclaim of any kind, except as expressly provided in this Lease.

                 B.       Payment of Operating Cost Share Rent and Tax Share
Rent.

                          (1)     Payment of Estimated Operating Cost Share
Rent and Tax Share Rent. Landlord shall estimate the Operating Costs and Taxes of the Project by April 1 of each fiscal year, or as soon as reasonably possible thereafter. Landlord may revise these estimates whenever it obtains more accurate information, such as the final real estate tax assessment or tax rate for the Project, but in no event more than twice per fiscal year.

                          Within thirty (30) days after receiving the original
or revised estimate from Landlord, Tenant shall pay Landlord one- twelfth (1/12th) of Tenant's Proportionate Share of this estimate, multiplied by the number of months that have elapsed in the applicable fiscal year to the date of such payment including the current month, minus payments previously made by Tenant for the months elapsed. On the first day of each month thereafter, Tenant shall pay Landlord one-twelfth (1/12th) of Tenant's Proportionate Share of this estimate, until a new estimate becomes applicable.

                          (2)     Correction of Operating Cost Share Rent.
Landlord shall deliver to Tenant a report for the previous fiscal year (the "Operating Cost Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth in detail with each category of expense itemized (a) the actual Operating Costs incurred, (b) the amount of Operating Cost Share Rent due from Tenant, and (c) the amount of Operating Cost Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due minus the amount paid. If the amount paid exceeds the amount due, Landlord shall apply the excess to Tenant's payments of Operating Cost Share Rent next coming due, or if after the Termination Date, then within thirty (30) days after such delivery.

                          (3)     Correction of Tax Share Rent.  Landlord shall
deliver to Tenant a report for the previous fiscal year (the "Tax Report") by April 1 of each year, or as soon as reasonably possible thereafter, setting forth (a) the actual Taxes, (b) the amount of Tax Share Rent due from Tenant, and (c) the amount of Tax Share Rent paid by Tenant. Within thirty (30) days after such delivery, Tenant shall pay to Landlord the amount due from Tenant minus the amount paid by Tenant. If the amount paid exceeds the amount due, Landlord shall apply any excess as a credit against Tenant's payments of Tax Share Rent next coming due, or if after the Termination Date, then within thirty (30) days after such delivery.

                 C.       Definitions.

                          (1)     Included Operating Costs.  "Operating Costs"
means any expenses, costs and disbursements of any kind other than Taxes, paid or incurred by Landlord in connection with the management (up to a maximum of 2.5% of gross Building Rent per year), maintenance, operation, insurance, repair and other related activities in connection with any part of the Project and of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith, including the cost of providing those services required to be furnished by Landlord under this Lease. Operating Costs shall also include the costs of any capital improvements which reduce Operating Costs provided the annual amortized cost does not exceed the actual cost reasonably anticipated or improve safety, and those made to keep the Project in compliance with governmental requirements enacted after the Commencement Date applicable from time to time (collectively, "Included Capital Items"); provided, that the costs of any Included Capital Item shall be amortized by Landlord, together with an amount equal to interest at ten percent (10%) per annum, over the estimated useful life of such item and such amortized costs are only included in Operating Costs for that portion of the useful life of the Included Capital Item which falls with the Term.

                          If the Project is not fully occupied during any
portion of any fiscal year, Landlord may adjust (an "Equitable Adjustment") Operating Costs to equal what would have been incurred by Landlord had the Project been fully occupied. This Equitable Adjustment shall apply only to Operating Costs which are variable ("Variable Operating Costs") and therefore increase as occupancy of the Project increases. Landlord may incorporate the Equitable Adjustment in its estimates of Operating Costs.

                          If Landlord does not furnish any particular service
to a tenant other than Tenant who has undertaken to perform such service itself and whose cost would have constituted an Operating Cost, Operating Costs shall be increased by the amount which Landlord would have incurred if it had furnished the service to such tenant.

                          In no event will Tenant be liable to Landlord for
more than actual Operating Costs.

                          (2)     Excluded Operating Costs.  Operating Costs
shall not include:

                                  (a)      costs, including permit, license,
and inspection costs, of alterations of tenant premises or vacant space;

                                  (b)      costs of capital improvements,
including without limitation, improvements, equipment and tools as determined by GAAP, consistently applied, other than Included Capital Items;

                                  (c)      interest and principal payments on
mortgages or any other debt costs, or rental payments on any ground lease of the Project;

                                  (d)      real estate brokers' leasing
commissions, attorneys' fees, and other costs and expenses incurred in connection with negotiations or disputes with prospective or actual tenants or litigation to collect rent;

                                  (e)      legal fees, space planner fees and
advertising expenses incurred with regard to leasing the Building or portions thereof;

                                  (f)      any cost or expenditure for which
Landlord is reimbursed, by insurance proceeds or otherwise, except by Operating Cost Share Rent;

                                  (g)      the cost of any service furnished to
any tenant of the Project which Landlord does not make available to Tenant;

                                  (h)      depreciation (except on any Included
Capital Items);

                                  (i)      franchise, income taxes, or similar
taxes imposed upon Landlord (relating to the ownership of the Building);

                                  (j)      costs of correcting defects in
construction of the Building (as opposed to the cost of normal repair, maintenance and replacement expected with the construction materials and equipment installed in the Building in light of their specifications) following the lapse of all warranties to Tenant;

                                  (k)      legal and auditing fees which are
for the benefit of Landlord such as collecting delinquent rents, preparing tax returns and other financial statements, and audits other than those incurred in connection with the preparation of reports required pursuant to Section 2B above;

                                  (l)      the wages of any employee for
services not related directly to the management, maintenance, operation and repair of the Building, except that the wages included in "Included Operation Costs" shall be prorated to reflect the time such employee actually spent on this Building versus other properties of Landlord;

                                  (m)      fines, penalties and interest;

                                  (n)      expenditures required by Landlord's
knowing or intentional failure to comply with laws, statutes or ordinance;

                                  (o)      overhead and profit paid to Landlord
or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceed the cost of such services rendered by unaffiliated third parties on a competitive basis;

                                  (p)      Landlord's general corporate
overhead and general administrative expenses;

                                  (q)      rentals and other related expenses
incurred in leasing air conditioning systems, elevators or other equipment ordinarily considered to be of a capital nature;

                                  (r)      damage and repairs necessitated by
the willful misconduct of Landlord or Landlord's employees, contractors or agents;

                                  (s)      costs associated with the removal,
testing abatement, containment or any remedy necessary because of existence of hazardous wastes on the Project based on laws in effect on the Commencement Date;

                                  (t)      expenditures incurred by Landlord
for the repair of casualty damage to the Buildings to the extent the repairs are paid by applicable insurance proceeds;

                                  (u)      any management fees in excess of
2.5% of gross revenues; and

                                  (v)      costs associated with corrective or
remedial work on any warranty claim made on Landlord.

                          (3)     Taxes.  "Taxes" means any and all taxes,
assessments and charges of any kind, general or special, ordinary or extraordinary, levied against the Project, which Landlord shall pay or become obligated to pay in connection with the ownership, leasing, renting, management, use, occupancy, control or operation of the Project or of the personal property, fixtures, machinery, equipment, systems and apparatus used in connection therewith. Taxes shall include real estate taxes, personal property taxes, sewer rents, water rents, special or general assessments, transit taxes, ad valorem taxes, and any tax levied on the rents hereunder or the interests of Landlord under this Lease (the "Rent Tax"). Taxes shall also include all fees and other costs and expenses paid by Landlord in reviewing any tax and in seeking a refund or reduction of any Taxes, whether or not the Landlord is ultimately successful.

                          For any year, the amount to be included in Taxes (a)
from taxes or assessments payable in installments, over the maximum allowable payment term, shall be the amount of the installments (with any interest) due and payable during such year, and (b) from all other Taxes, shall at Landlord's election be the amount accrued, assessed, or otherwise imposed for such year or the amount due and payable in such year. Any refund or other adjustment to any Taxes by the taxing authority, shall apply during the year in which the adjustment is made.

                          Taxes shall not include any net income (except Rent
Tax), capital, stock, succession, transfer, franchise, gift, estate or inheritance tax, except to the extent that such tax shall be imposed in lieu of any portion of Taxes.

                          (4)     Lease Year.  "Lease Year" means each
consecutive twelve-month period beginning with the Commencement Date, except that if the Commencement Date is not the first day of a calendar month, then the first Lease Year shall be the period from the Commencement Date through the final day of the twelve months after the first day of the following month, and each subsequent Lease Year shall be the twelve months following the prior Lease Year.

                          (5)     Fiscal Year.  "Fiscal Year" means the
calendar year, except that the first fiscal year and the last fiscal year of the Term may be a partial calendar year.

                 D.       Computation of Base Rent and Rent Adjustments.

                          (1)     Prorations.  If this Lease begins on a day
other than the first day of a month, the Base Rent, Operating Cost Share Rent and Tax Share Rent shall be prorated for such partial month based on the actual number of days in such month. If this Lease begins on a day other than the first day, or ends on a day other than the last day, of the fiscal year, Operating Cost Share Rent and Tax Share Rent shall be prorated for the applicable fiscal year.

                          (2)     Default Interest.  Any sum due from Tenant to
Landlord not paid when due shall bear interest from the date due until paid at fifteen percent (15%) per annum.

                          (3)     Rent Adjustments.  The square footage of (a)
the Premises as mutually agreed to between Landlord and Tenant's architects upon completion of construction of the Building, and (b) the Building as set forth in the Schedule, are conclusively deemed to be the actual square footage thereof, without regard to any subsequent remeasurement of the Premises or the Building. If any Operating Cost paid in one fiscal year relates to more than one fiscal year, Landlord shall proportionately allocate such Operating Cost among the related fiscal years.

                          (4)     Books and Records.  Landlord shall maintain
books and records reflecting the Operating Costs and Taxes in accordance with GAAP accounting and management practices. Tenant and/or its certified public accountant shall have the right to inspect Landlord's records at Landlord's office upon at least seventy-two (72) hours' prior notice during normal business hours one hundred eighty (180) days following the respective delivery of the Operating Costs Report or the Tax Report. The results of any such inspection shall be kept strictly confidential by Tenant and its agents, and Tenant and/or its certified public accountant must agree, in their contract for such services, to such confidentiality restrictions and shall specifically agree that the results shall not be made available to any other tenant of the Building. Unless Tenant sends to Landlord any written exception to either such report within one hundred eighty (180) days, such report shall be deemed final and accepted by Tenant. Tenant shall pay the amount shown on both reports in the manner prescribed in this Lease, whether or not Tenant takes any such written exception, without any prejudice to such exception. If Tenant makes a timely exception, Landlord and Tenant shall cause a mutually acceptable independent certified public accountant to issue a final and conclusive resolution of Tenant's exception. Landlord shall pay the cost of such certification if Landlord's original determination of annual Operating Costs or Taxes overstated the amounts thereof by either (a) five percent (5%) or more in any one fiscal year, or (b) three percent (3%) per year for any two (2) fiscal years in a five (5) consecutive fiscal year period. Landlord and Tenant shall split the cost of such certification if such original determination is overstated by more than three percent (3%) but less than five percent (5%) in any one fiscal year. In all other cases, such certification shall be at Tenant's sole cost and expense.

                          (5)     Miscellaneous.  So long as Tenant is in
default of any obligation under this Lease beyond all applicable cure periods, Tenant shall not be entitled to any refund of any amount from Landlord. If this Lease is terminated for any reason prior to the annual determination of Operating Costs Share Rent or Tax Share Rent, either party shall pay the full amount due to the other within fifteen (15) days after Landlord's notice to Tenant of the amount when it is determined. Landlord may commingle any payments made with respect to Operating Costs Share Rent or Tax Share Rent, without payment of interest.

         3. Preparation and Condition of Premises; Possession and Surrender of Premises.

                 A. Condition of Premises. Except to the extent of the Tenant Improvements, the definition of the Base Building condition and any latent defect, Landlord is leasing the Premises to Tenant "as is", without any obligation to construct, alter, remodel, improve, repair or decorate any part of the Premises. Landlord shall cause the Premises to be completed in accordance with the Tenant Improvement Agreement attached as Appendix C.

                 B. Tenant's Possession. Tenant's taking possession of any portion of the Premises shall be conclusive evidence that the portion of the Premises taken was in good order, repair and condition, except for punch list items and all latent defects. If Landlord authorizes Tenant to take possession of any part of the Premises prior to the Commencement Date for purposes of doing business, all terms of this Lease shall apply to such pre-Term possession, including Base Rent at the rate set forth for the First Lease Year in the Schedule prorated for any partial month.

                 C. Maintenance. Throughout the Term, Tenant shall maintain the Premises in their condition as of the Completion Date, loss or damage caused by the elements, ordinary wear, and fire and other casualty excepted, and at the termination of this Lease, or Tenant's right to possession, Tenant shall return the Premises to Landlord in broom-clean condition. To the extent Tenant fails to perform either obligation, Landlord may, but need not, restore the Premises to such condition and Tenant shall pay the cost thereof.

                 D.       Ownership of Improvements.  All Work as defined in
Section 5, partitions, hardware, equipment, machinery and all other improvements and all fixtures except trade fixtures, and any other item installed by Tenant at Tenant's expense, such as HVAC units or computer flooring, which are not reasonably necessary for the comfortable use and enjoyment of the Premises, constructed in the Premises by either Landlord or Tenant, shall become Landlord's property upon installation without compensation to Tenant, unless Landlord, at the time Landlord gives its consent to the performance of such construction, elects in writing that such Work and other improvements shall remain the property of Tenant, in which case such property shall be subject to the provisions of Section 3E below.

                 E. Removal at Termination. Upon the termination of this Lease or Tenant's right of possession, Tenant shall remove from the Project its trade fixtures, furniture, moveable equipment and other personal property, any improvements which Landlord elects shall be the property of Tenant pursuant to
Section 3D, and any improvements to any portion of the Project other than the Premises. If Tenant does not timely remove such property, then Tenant shall be conclusively presumed to have, at Landlord's election (i) conveyed such property to Landlord without compensation or (ii) abandoned such property, and Landlord may dispose of or store any part thereof in any manner at Tenant's sole cost, without waiving Landlord's right to claim from Tenant all expenses arising out of Tenant's failure to remove the property, and without liability to Tenant or any other person. Landlord shall have no duty to be a bailee of any such personal property. If Landlord elects abandonment, Tenant shall pay to Landlord, upon demand, any expenses incurred for disposition. Upon Tenant's removal of the property described in the first sentence of this subsection, Tenant shall repair and/or restore any damage or condition which resulted from the installation and/or removal of such property to a condition useable for general office use, except for normal wear and tear.

         4.      Project Services.

         Landlord shall furnish services as follows:

                 A. Heating and Air Conditioning. If at any time after the Second Expansion Date the Premises contains less than one hundred percent (100%) of the net rentable square feet of the Building, (a) Landlord shall furnish heating and air conditioning to provide a comfortable temperature, in Landlord's reasonable judgment, for normal business operations, during the normal business hours of 7:00 a.m. to 6:00 p.m., Monday through Friday (excluding New Year's Day, Memorial Day, Fourth of July, Labor Day, Thanksgiving and Christmas) and 8:00 a.m. to 1:00 p.m. on Saturday, (b) if Tenant installs or has installed equipment which adversely affects the temperature maintained by the air conditioning system, Landlord shall first notify Tenant of the problem and may install supplementary air conditioning units in the Premises, and Tenant shall pay to Landlord upon demand as Additional Rent the cost of installation, operation and maintenance thereof, and (c) Landlord shall furnish heating and air conditioning after business hours provided Tenant provides Landlord reasonable prior notice and pays Landlord all then current charges for such additional heating or air conditioning. Prior to the Second Expansion Date, and at all times thereafter that the Premises contains one hundred percent (100%) of the net rentable square feet of the Building, the cost of all heating and air conditioning and any supplementary air conditioning equipment (i.e., other than pursuant to Base Building Plans) for the Building provided by Landlord shall be a Variable Operating Cost to be paid by Tenant, and provisions (a), (b), and (c) in this Paragraph shall not apply.

                 Tenant may provide a back-up generator and twenty-four hour air conditioning in portions of the Premises and/or outside the Premises in areas reasonably acceptable to the Landlord, at Tenant's sole cost and expense.

                 B. Elevators. Prior to the Second Expansion Date, and at all times thereafter that the Premises contains 100% of the net rentable square feet of the Building, Landlord shall provide passenger elevator service on a 24-hour basis. In the event Tenant leases less than 100% of the net rentable square feet of the Building after the Second Expansion Date, Landlord shall provide passenger elevator service during normal business hours, except in the case of an emergency. Landlord shall provide freight elevator service, but if more than one tenant occupies the Building, only at Tenant's reasonable advance notice and request.

                 C. Electricity. Landlord shall provide sufficient electricity to operate normal office equipment as per Base Building Plans (as defined in Appendix C). If any or all of Tenant's equipment requires electricity consumption in excess of that which is necessary to operate normal office equipment, such consumption shall be submetered by Tenant at Tenant's expense in the event the Premises does not include all the rentable square feet of the Building on or at any time after the Second Expansion Date. Alternatively and/or in addition, if any or all of Tenant's equipment requires electricity consumption in excess of the capacity of the Building and/or Premises, any additional electrical equipment shall be installed by Landlord at Tenant's expense.

                 D. Water. Landlord shall furnish hot and cold tap water for drinking and toilet purposes. Tenant shall pay Landlord for water furnished as requested by Tenant for any other purpose as Additional Rent at reasonable rates fixed by Landlord.

                 E. Janitorial Service. Landlord shall furnish janitorial service per the attached scope and schedule and Tenant shall have the right to supplement and/or modify such services. Any supplemental services shall be at Tenant's cost, and any reduction shall be credited on a pro rata basis to Tenant provided that Landlord reasonably approves of the quality of such janitorial services.

                 F. Interruption of Services. If any of the Building equipment or machinery ceases to function properly for any cause, Landlord shall use reasonable diligence to repair the same promptly. Landlord's inability to furnish, to any extent, the Project services set forth in this
Section 4, or any cessation thereof resulting form any causes, including any entry for repairs pursuant to this Lease, and any renovation, redecoration or rehabilitation of any area of the Building shall not render Landlord liable for damages to either person or property or for interruption or loss to Tenant's business, nor be construed as an eviction of Tenant, nor work an abatement of any portion of rent, nor relieve Tenant from fulfillment of any covenant or agreement hereof. However, in the event that an interruption of the Project services set forth in this Section 4 causes the Premises to be untenantable for a period of at least ten (10) consecutive business days, monthly Rent shall be abated proportionately.

                 G. Building Security. Landlord shall provide reasonable after-hours security patrol and an electronic card key system based on specifications provided by Tenant.

         5.      Alterations and Repairs.

                 A. Landlord's Consent and Conditions. Except as otherwise provided in the Appendix C, Tenant shall not make any improvements or alterations to the Premises (the "Work") without in each instance submitting plans and specifications for the Work to Landlord and obtaining Landlord's prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed) UNLESS (a) THE COST THEREOF IS LESS THAN $50,000, (b) SUCH WORK DOES NOT IMPACT THE BASE STRUCTURAL COMPONENTS OR PRIMARY

SYSTEMS OF THE BUILDING, (c) SUCH WORK WILL NOT IMPACT ANY OTHER TENANT'S PREMISES, AND (D) SUCH WORK IS NOT VISIBLE FROM OUTSIDE THE PREMISES. Tenant shall pay Landlord's actual third party reasonable costs for review of the plans and all other items submitted by Tenant. Landlord will be deemed to be acting reasonably in withholding its consent for any Work which (a) impacts the base structural components or primary systems of the Building, (b) impacts any other tenant's premises, or (c) is visible from outside the Premises.

                 Tenant shall reimburse Landlord for actual costs incurred for review of the plans and all other items submitted by Tenant. Tenant shall pay for the cost of all Work. All Work shall become the property of Landlord upon its installation, except for Tenant's trade fixtures and for items which Landlord requires Tenant to remove at Tenant's cost at the termination of the Lease pursuant to Section 3E.

                 The following requirements shall apply to all Work:

                          (1)     Prior to commencement, Tenant shall furnish
to Landlord building permits, certificates of insurance satisfactory to Landlord, and, at Landlord's request, security for payment of all costs.

                          (2)     Tenant shall perform all Work so as to
reasonably maintain peace and harmony among other contractors serving the Project and shall reasonably avoid interference with other work to be performed or services to be rendered in the Project.

                          (3)     The Work shall be performed in a good and
workmanlike manner, meeting the standard for construction and quality of materials in the building, and shall comply with all insurance requirements and all applicable governmental laws, ordinances, codes, and regulations ("Governmental Requirements").

                          (4)     Tenant shall perform all Work so as to
reasonably minimize or prevent disruption to other tenants, and Tenant shall comply with all reasonable requests of Landlord in response to complaints from other tenants.

                          (5)     Upon completion, Tenant shall furnish
Landlord with contractor's affidavits and full and final statutory waivers of liens, as-built plans and specifications.

                 B. Damage to Systems. If any part of the mechanical, electrical or other systems in the Premises shall be damaged, Tenant shall promptly notify Landlord, and Landlord shall diligently pursue repair such damage. Landlord may also at any reasonable time make any repairs or alterations which Landlord deems necessary for the safety or protection of the Project, or which Landlord is required to make by any court or pursuant to any Governmental Requirement. Tenant shall at its expense make all other repairs necessary to keep the Premises, and Tenant's fixtures and personal property, in good order, condition and repair, except ordinary wear and/or casualty damage; to the extent Tenant fails to do so, after written notification from Landlord and any applicable time period to cure, Landlord may make such repairs itself. The cost of any repairs made by Landlord on account of Tenant's default, or on account of the mis-use or neglect by Tenant or its invitees, contractors or agents anywhere in the Project, shall become Additional Rent payable by Tenant within thirty (30) days.

                 C. No Liens. Tenant has no authority to cause or permit any lien or encumbrance of any kind to affect Landlord's interest in the Project; any such lien or encumbrance shall attach to Tenant's interest only. If any mechanic's lien shall be filed or claim of lien made for work or materials furnished to tenant, then Tenant shall at its expense within then
(10) business days thereafter either discharge or contest the lien or claim.
If Tenant contests the lien or claim, then Tenant shall (i) within such ten
(10) business day period, provide Landlord adequate security for the lien or claim, (ii) contest the lien or claim in good faith by appropriate proceedings that operate to stay its enforcement, and (iii) pay promptly any final adverse judgment entered in any such proceeding. If Tenant does not comply with these requirements, Landlord may discharge the lien or claim, and the amount paid, as well as attorney's fees and other expenses incurred by Landlord, shall become Additional Rent payable by Tenant within thirty (30) days.

         6. Use of Premises. Tenant shall use the Premises only for the operation of a network control center and/or general office purposes (and any other legal uses directly related thereto provided such use is consistent with similar quality suburban building in Austin, Texas). Tenant shall not allow any use of the Premises which will negatively affect the cost of coverage of Landlord's insurance on the Project. Tenant shall not allow any inflammable or explosive liquids or materials to be kept on the Premises other than those typically used in normal office cleaning. Tenant shall not allow any use of the Premises which would cause the value or utility of any part of the Premises to diminish or would interfere with any other tenant or with the operation of the Project by Landlord. Tenant shall not permit any nuisance or waste upon the Premises, or allow any offensive noise or odor in or around the Premises. Tenant may have a diesel generator on the Premises provided it is not unreasonably noisy or odorous and it complies with all governmental regulations.

         Tenant may at its sole cost install, maintain, and from time to time replace a microwave or satellite dish (a "Dish") on the roof of the Building, provided that Tenant shall obtain Landlord's prior reasonable approval of the proposed size, weight and location of the Dish and method for fastening the Dish to the roof, and that Tenant will at its sole cost comply with all Governmental Requirements and the conditions of any bond or warranty maintained by Landlord on the roof. Landlord may supervise any roof penetration. Tenant shall repair any damage to the Building caused by Tenant's installation, maintenance, replacement, use or removal of the Dish. The Dish shall remain the property of Tenant, and Tenant may remove the Dish at its cost at any time during the Term. Tenant shall remove the Dish at its cost upon expiration or termination of the Lease. Tenant shall protect, defend, indemnify and hold harmless Landlord from and against claims, damages, liabilities, costs and expenses of every kind and nature, including attorneys' fees, incurred by or asserted against Landlord arising out of Tenant's installation, maintenance, replacement, use or removal of the Dish.

         If any governmental authority shall deem the Premises to be a "place of public accommodation" under the Americans with Disabilities Act or any other comparable law as a result of Tenant's use, Tenant shall either modify its use to cause such authority to rescind its designation or be responsible for any alterations, structural or otherwise, required to be made to the Building or the Premises under such laws, however, Tenant shall have the right to pursue appeal of such ruling prior to making any required changes to the Building or Premises if such right is otherwise allowed by law.

         7. Governmental Requirements and Building Rules. Tenant shall comply with all Governmental Requirements applying to its use of the Premises. Tenant shall also comply with all reasonable rules established for the Project form time to time by Landlord which do not unreasonably interfere with the operation of Tenant's business, including its network control center. The present rules and regulations are contained in Appendix B. To the extent of any conflict between the Project rules and regulations and this Lease, this Lease shall control. Failure by another tenant to comply with the rules or failure by Landlord to enforce them shall not relieve Tenant of its obligation to comply with the rules or makem Landlord responsible to Tenant in any way. Landlord shall use reasonable efforts to apply the rules and regulations uniformly with respect to Tenant and tenants in the Building under leases containing rules and regulations similar to this Lease.

         Landlord shall place and keep the Building and all Building systems (including, but not limited to fire, safety, security, elevators, etc.) in compliance with all Government Requirements.

         8.      Waiver of Claims; Indemnification; Insurance.

                 A. Waiver of Claims. To the extent permitted by law, Tenant waives any claims it may have against Landlord or its officers, directors, employees, agents or contractors for business interruption or damage to property sustained by Tenant as the result of any negligent (except grossly negligent) or other unintentional act or omission of Landlord.

                 To the extend permitted by law, Landlord waives any claims it may have against Tenant or its officers, directors, employees, agents or contractors for loss of rents or damage to property sustained by Landlord as the result of any negligent (except grossly negligent) or unintentional act or omission of Tenant.

                 B. Indemnification. Unless caused in whole or part by the gross negligence or willful misconduct of Landlord, its agents, employees or invitees, Tenant shall indemnify, defend and hold harmless Landlord and its officers, directors, employees, agents and contractors against any claims by any third party for injury to any person or damage to or loss of any property occurring in the Project and arising from the use of the Premises or from any other act or omission of Tenant or any of Tenant's employees, agents or contractors. Tenant's obligations under this section shall survive the termination of this Lease.

                 C. Tenant's Insurance. Tenant shall maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                          (1)     Commercial General Liability Insurance, with
(a) Contractual Liability including the indemnification provisions contained in this Lease, (b) a severability of interest endorsement, (c) limits of not less than Two Million Dollars ($2,000,000) combined single limit per occurrence and not less than Two Million Dollars ($2,000,000) in the aggregate for bodily injury, sickness or death, and property damage, and umbrella coverage of not less than Five Million Dollars ($5,000,000), and (d) Landlord and, if any, Landlord's building manager or agent, mortgagee and ground lessor named as additional insureds.

                          (2)     Insurance against "All Risks" of physical
loss covering the replacement cost of all of Tenant's improvements, fixtures and personal property. Tenant waives all rights of subrogation, and Tenant's property insurance shall include a waiver of subrogation.

                          (3)     Worker's compensation or similar insurance in
form and amounts required by law.

                 Tenant shall cause any contractor of Tenant performing work on the Premises to maintain insurance as follows, with such other terms, coverages and insurers, as Landlord shall reasonably require from time to time:

                          (1)     Commercial General Liability Insurance,
including contractor's liability coverage, contractual liability coverage, completed operations coverage, broad form property damage endorsement, and contractor's protective liability coverage, to afford protection with limits, for each occurrence, of not less than One Million Dollars ($1,000,000) with respect to personal injury, death or property damage.

                          (2)     Worker's compensation or similar insurance in
form and amounts required by law.

                 Tenant's insurance shall be primary and not contributory. The company or companies writing any insurance which Tenant is required to maintain under this Lease, as well as the form of such insurance, shall at all times be subject to Landlord's approval, and any such company shall be licensed to do business in the state in which the Building is located and shall have a Best rating of A VI or better.

                 D. Insurance Certificates. Tenant shall deliver to Landlord certificates evidencing all required insurance no later than five (5) days prior to the Commencement Date and each renewal date. Each certificate will provide for the thirty (30) days prior written notice of cancellation to Landlord, Tenant and any lien holder on the Project.

                 E. Landlord's Insurance. Landlord shall maintain replacement cost "All-Risk" coverage insurance policies on the Building, and public liability insurance policies covering the common areas of the Building, each with such terms, coverages and conditions as are normally carried by reasonably prudent owners of properties similar to the Project. Landlord and Tenant waive all rights of subrogation, and the respective All-Risk coverage insurance policies carried by Landlord and Tenant shall contain enforceable waiver of subrogation endorsements.

         9.      Fire and Other Casualty.

                 A. Termination. If a fire or other casualty causes substantial damage to the Building or the Premises, Landlord shall engage a registered architect to certify within one (1) month of the casualty to both Landlord and Tenant the amount of time needed to restore the Building and the Premises to tenantability, using standard working methods. If the time needed exceeds nine (9) months from the beginning of the restoration, or two (2) months therefrom if the restoration would begin during the last twelve (12) months of the Lease, then, either Landlord or Tenant may terminate this Lease by notice to the other party within ten (10) days after the notifying party's receipt of the architect's certificate. The termination shall be effective thirty (30) days from the date of the notice and Rent shall be paid by Tenant to that date, with a proportionable abatement of the space which is untenable as a result of the fire or casualty.

                 B. Restoration. If a casualty causes damage to the Building or the Premises but his Lease is not terminated for any reason, then subject to the rights of any mortgagees or ground lessors, Landlord shall obtain the applicable insurance proceeds and diligently restore the Building and the Premises subject to current Governmental Requirements. Tenant shall replace its damaged Additional Improvements, personal property and fixtures. Rent shall be abated on a per diem basis during the restoration in proportion to Tenant's reduced use of the Premises which is untenantable, except to the extent that Tenant's negligence or intentional misconduct caused the casualty.

         10. Eminent Domain. If a part of the Project is taken by eminent domain or deed in lieu thereof which is so substantial that the Premises cannot reasonably be used by Tenant for the operation of its business, then either party may terminate this Lease effective as of the date of the taking. Rent shall abate from the date of the taking in proportion to Tenant's reduced use of the Premises taken. The entire award for a taking of any kind shall be paid to Landlord, and Tenant shall have no right to share in the award. All obligations accrued to the date of the taking shall be performed by each party. Notwithstanding the foregoing to the contrary, Tenant shall have the right to seek a separate award for business interruption, relocation costs, lost property, etc., to the extent allowed by law.

         11.     Rights Reserved to Landlord.

         Landlord may exercise at any time any of the following rights respecting the operation of the Project without liability to the Tenant of any kind:

                 A. Name. To change the name or street address of the Building or the suite number(s) of the Premises provided Landlord reimburses Tenant's reasonable costs, not to exceed $15,000.00. During the Lease Term, Landlord will not name the Building after a direct competitor of Tenant.

                 B. Signs. Provided such signs do not unreasonably interfere with Tenant's sign, to install and maintain any signs on the exterior and in the interior of the Building, and to approve at its sole discretion, prior to installation, any of Tenant's signs in the Premises visible from the common areas or the exterior of the Building, provided Tenant shall have the right to exterior building signage equivalent to the signage utilized on the adjacent Setting buildings.

                 C. Window Treatments. To approve, at its reasonable discretion, prior to installation, any shades, blinds, ventilators or window treatments of any kind, as well as any lighting within the Premises that may be visible from the exterior of the Building or any interior common area.

                 D. Keys. To retain and use at any time passkeys to enter the Premises or any door within the Premises, with the exception of any of Tenant secure areas and the network control center. Tenant shall indemnify and hold harmless Landlord, its employees, agents, independent contractors, and all other persons or entities acting on Landlord's behalf, from all loss, damage, cost and expense which results from Landlord's lack of access to the network control center and/or any forced entry thereto in the event of an emergency. Tenant shall not alter or add any lock or bolt, with the exception of any of Tenant secure areas and the network control center.

                 E. Access. Upon prior reasonable notice to the parties reasonably designated by Tenant except for normal cleanup or in case of emergency, to have access to inspect the Premises, and to perform its obligations, or make repairs, alterations, additions or improvements, as permitted by this Lease.

                 F. Preparation for Reoccupancy. To decorate, remodel, repair, alter or otherwise prepare the Premises for reoccupancy at any time after Tenant abandons the Premises without payment of Rent, without relieving Tenant of any obligation to pay Rent.

                 G. Heavy Articles. To approve the weight, size, placement and time and manner of movement within the Building of any safe, central filing system or other heavy article of Tenant's property. Tenant shall move its property entirely at its own risk.

                 H. Show Premises. To show the Premises to prospective purchasers, tenants, brokers, lenders, investors, rating agencies or others at any reasonable time (except Landlord may only show the Premises to prospective tenants and brokers if Tenant does not exercise its option to renew), provided that Landlord gives prior reasonable notice to the parties reasonably designated by Tenant and does not materially interfere with Tenant's use of the Premises.

                 I. Use of Lockbox. To designate a lockbox collection agent for collections of amounts due Landlord. In that case, the date of payment of Rent or other sums shall be the date of the agent's receipt of such payment or the date of actual collection if payment is made in the form of a negotiable instrument thereafter dishonored upon presentment. However, Landlord may reject any payment for all purposes as of the date of receipt or actual collection by mailing to Tenant within 21 day after such receipt or collection a check equal to the amount sent by Tenant.

                 J. Repairs and Alterations. Upon first notifying Tenant in writing as to the location and duration of the project, obtaining Tenant's reasonable approval to make repairs or alterations to the Project and in doing so transport any required material through the Premises, to close entrances, doors, corridors, elevators and other facilities in the Project, to open any ceiling in the Premises, or to temporarily suspend services or use of common areas in the Building, provided that Tenant shall have the right to cause Landlord to reasonably reschedule any non-emergency work. Landlord may perform any such repairs or alterations during ordinary business hours, except that Tenant may require any Work in the Premises to be done after business hours if Tenant pays Landlord for overtime and any other expenses incurred. Landlord may do or permit any work on any nearby building, land, street, alley or way. All such work conducted by Landlord shall be done in such a manner as to minimize any material interference to Tenant's business.

                 K. Landlord's Agents. If Tenant is in default under this Lease beyond any applicable cure periods, possession of Tenant's funds or negotiation of Tenant's negotiable instrument by any of Landlord's agents shall not waive any breach by Tenant or any remedies of Landlord under this Lease.

                 L. Building Services. To install, use and maintain through the Premises, pipes, conduits, wires and ducts serving the Building, provided that such installation, use and maintenance does not unreasonably interfere with Tenant's use of the Premises.

                 M. Other Actions. To take any other action which Landlord deems reasonable in connection with the operation, maintenance or preservation of the Building, provided however that all such actions shall be done ins such a manner so as to minimize any material interference with Tenant's business.

         12.     Tenant's Default.

         Any of the following shall constitute a default by Tenant:

                 A. Rent Default. Tenant fails to pay either (a) any Base Rent when due, and in the case of only the first two (2) failures in any twelve consecutive months, either failure is not cured by the later of three
(3) business days after written notice to Tenant or (b) any Additional Rent after the expiration of thirty days written demand by Landlord, and in the case of only the first two (2) failures in any twelve consecutive months, either failure is not cured by the later of three (3) business days after written notice to Tenant;

                 B. Assignment/Sublease or Hazardous Substances Default. Tenant defaults in its obligations under Section 17 Assignment and Sublease or
Section 28 Hazardous Substances;

                 C. Other Performance Default. Tenant fails to perform any other obligation to Landlord under this Lease, and this failure continues for ten (10) days after written notice from Landlord, except that if Tenant begins to cure its failure within the ten (10) day period but cannot reasonably complete its cure within such period, then, so long as Tenant continues to diligently attempt to cure its failure, the ten (10) day period shall be extended to the duration of time as is reasonably necessary to complete the cure;

                 D. Credit Default. One of the following credit defaults occurs:

                          (1)     Tenant commences any proceeding under any law
relating to bankruptcy, insolvency, reorganization or relief of debts, or seeks appointment of a receiver, trustee, custodian or other similar official for the Tenant or for any substantial part of its property, or any such proceeding is commenced against Tenant and either remains undismissed for a period of thirty days or results in the entry of an order for relief against Tenant which is not fully stayed within seven days after entry;

                          (2)     Tenant becomes insolvent or bankrupt, does
not generally pay its debts as they become due, or admits in writing its inability to pay its debts, or makes a general assignment for the benefit of creditors;

                          (3)     Any third party obtains a levy or attachment
under process of law against Tenant's leasehold interest.

                 E. Vacation or Abandonment Default. Tenant vacates or abandons a majority of the Premises and is simultaneously in default under A, B, C and/or D above.

         13.     Landlord Remedies.

                 A. Termination of Lease or Possession. If Tenant defaults, Landlord may elect by notice to Tenant either to terminate this Lease or to terminate Tenant's possession of the Premises without terminating this Lease. In either case, Tenant shall immediately vacate the Premises and deliver possession to Landlord, and Landlord may repossess the Premises and may, at Tenant's sole cost, remove any of Tenant's signs and any of its other property, without relinquishing its right to receive Rent or any other right against Tenant.

                 B. Lease Termination Damages. If Landlord terminates the Lease, Tenant shall pay to Landlord all Rent due on or before the date of termination, plus Landlord's reasonable estimate of the aggregate Rent that would have been payable from the date of termination through the Termination Date, reduced by the rental value of the Premises calculated as of the date of termination for the same period, taking into account reletting expenses and market concessions, both discounted to present value at the rate of five percent (5%) per annum. If Landlord shall relet any part of the Premises for any part of such period before such present value amount shall have been paid by Tenant or finally determined by a court, then the amount of Rent payable pursuant to such reletting (taking into account any concessions) shall be deemed to be the reasonable rental value for that portion of the Premises relet during the period of the reletting.

                 C. Possession Termination Damages. If Landlord terminates Tenant's right to possession without terminating the Lease and Landlord takes possession of the Premises itself, Landlord may relet any part of the Premises for such Rent, for such time, and upon such terms as Landlord in it sole discretion shall determine, without any obligation to do so prior to renting other vacant areas in the Building. Any proceeds from reletting the Premises shall first be applied to the expenses of reletting, including redecoration, repair, alteration, advertising, brokerage, legal, and other reasonably necessary expenses. If the reletting proceeds after payment of expenses are insufficient to pay the full amount of Rent under this Lease, Tenant shall pay such deficiency to Landlord monthly upon demand as it becomes due. Any excess proceeds shall be retained by Landlord.

                 D. Landlord's Remedies Cumulative. All of Landlord's remedies under this Lease shall be in addition to all other remedies Landlord may have at law or in equity. Waiver by Landlord of any breach of any obligation by Tenant shall be effective only if it is in writing, and shall not be deemed a waiver of any other breach, or any subsequent breach of the same obligation. Landlord's acceptance of payment by Tenant shall not constitute a waiver of any breach by Tenant, and if the acceptance occurs after Landlord's notice to Tenant, or termination of the Lease or of Tenant's right to possession, the acceptance shall not affect such notice or termination. Acceptance of payment by Landlord after commencement of a legal proceeding or final judgment shall not affect such proceeding or judgment. Landlord may advance such monies and take such other actions for Tenant's account as reasonably may be required to cure or mitigate any default by Tenant. Tenant shall immediately reimburse Landlord for any such advance, and such sums shall bear interest at the default interest rate until paid. Section 26(Y) of this Lease shall not apply to this Section 13 and Landlord's right to exercise (or not exercise) any and/or all remedies shall be in Landlord's sole and absolute discretion.

                 E. WAIVER OF TRIAL BY JURY. EACH PARTY WAIVES TRIAL BY JURY IN THE EVENT OF ANY LEGAL PROCEEDING BROUGHT BY THE OTHER IN CONNECTION WITH THIS LEASE. EACH PARTY SHALL BRING ANY ACTION AGAINST THE OTHER IN CONNECTION WITH THIS LEASE IN A FEDERAL OR STATE COURT LOCATED IN TRAVIS COUNTY, TEXAS, CONSENTS TO THE JURISDICTION OF SUCH COURTS, AND WAIVES ANY RIGHT TO HAVE ANY PROCEEDING TRANSFERRED FROM SUCH COURTS ON THE GROUND OF IMPROPER VENUE OR INCONVENIENT FORUM.

                 F. Litigation Costs. In the event litigation is filed regarding or relating to this Lease which results in a judgment, the non-prevailing party shall pay the prevailing party's reasonable attorneys' fees and other costs in enforcing this Lease.

         14. Surrender. Upon termination of this lease or Tenant's right to possession, Tenant shall return the premises to Landlord in good order and condition, ordinary wear and fire and other casualty damage excepted. If Landlord requires Tenant to remove any alterations in accordance with Section 5 hereof, then Tenant shall remove the alterations in a good and workmanlike manner and restore the Premises to its condition prior to their installation, loss or damage caused by the elements and normal wear and tear excepted.

         15. Holdover. If Tenant retains possession of any part of the Premises after the Term, Tenant shall become a month-to-month tenant for the entire Premises (or less than the entire Premises subject to Landlord approval, which approval is in Landlord's absolute and sole discretion), upon all of the terms of this Lease as might be applicable to such month-to-month tenancy, except that Tenant shall pay all Operating Cost Share Rent, Tax Share Rent and Base Rent at 100% of the last month's Base Rent for one month and thereafter at 120% of the Base Rent in effect during the last month of the Term, if with Landlord's written consent (which consent is in Landlord's sole and absolute discretion), or 150% of the Base Rent in effect during the last month of the Term, if without Landlord's written consent, computed on a monthly basis for each full or partial month Tenant remains in possession. Any amounts owing by Tenant pursuant to this Section 15 shall be prorated based on any portion of the premises not occupied by Tenant which has been leased and occupied by another tenant for the conduct of its business. Tenant shall also pay Landlord all of Landlord's direct and consequential damages. No acceptance of Rent or other payments by Landlord under these holdover provisions shall operate as a waiver of Landlord's right to regain possession or any other of Landlord's remedies.

         16.     Subordination to Ground Leases and Mortgages.

                 A. Subordination. Provided that Tenant is provided a Non-Disturbance Agreement in a form reasonably satisfactory to Tenant, this Lease shall be subordinate to any present or future ground lease or mortgage respecting the Project, and any amendments to such ground lease or mortgage, at the election of the ground lessor or mortgagee as the case may be. If the Lease is subordinate to any mortgages or other encumbrances upon the execution hereof, Landlord shall deliver to Tenant prior to the Commencement Date a Non-Disturbance Agreement from the holders of any such superior mortgages or encumbrances in a form reasonably satisfactory to Tenant.

                 B. Termination of Ground Lease or Foreclosure of Mortgage. If any ground lease is terminated or mortgage foreclosed or deed in lieu of foreclosure given and the ground lessor, mortgagee, or purchaser at a foreclosure sale shall thereby become the owner of the Project, Tenant shall attorn to such ground lessor or mortgagee or purchaser without any deduction or set off by Tenant, and this Lease shall continue in effect as a direct lease between Tenant and such ground lessor, mortgagee or purchaser. The ground lessor or mortgagee or purchaser shall be liable as Landlord only during the time such ground lessor or mortgagee or purchaser is the owner of the Project. At the request of Landlord, ground lessor or mortgagee, Tenant shall execute and deliver within ten (10) days of the request any document furnished by the requesting party to evidence Tenant's agreement to attorn.

                 C. Security Deposit. Any ground lessor or mortgagee shall be responsible for the return of any security deposit by Tenant only to the extent the security deposit is received by such ground lessor or mortgagee.

                 D. Notice and Right to Cure. The Project is subject to any ground lease and mortgage identified with name and address of ground lessor or mortgagee in Appendix D to this Lease (as the same may be amended from time to time by written notice to Tenant). Tenant agrees to send by registered or certified mail to any ground lessor or mortgagee identified either in such Appendix or in any later notice from Landlord to Tenant a copy of any notice of default sent by Tenant to Landlord. If Landlord fails to cure such default within the required time period under this Lease, but ground lessor or mortgagee begins to cure within ten (10) days after such period and proceeds diligently to complete such cure, then ground lessor or mortgagee shall have such additional time as is necessary to complete such cure, including any time necessary to obtain possession if possession is necessary to cure, and Tenant shall not begin to enforce its remedies so long as the cure is being diligently pursued.

                 E. Definitions. As used in this Section 16, "mortgage" shall include "trust deed" and "mortgagee" shall include "trustee", "mortgagee" shall include the mortgagee of any ground lessee, and "ground lessor", "mortgagee", and "purchaser at a foreclosure sale" shall include, in each case, all of its successors and assigns, however remote.

         17.     Assignment and Sublease.

                 A. In General. Tenant shall not, without the prior consent of Landlord in each case, (i) make or allow any assignment or transfer, by operation of law or otherwise, of any part of Tenant's interest in this Lease, (ii) grant or allow any lien or encumbrance, by operation of law or otherwise, upon any part of Tenant's interest in this Lease, (iii) sublet any part of the premises, or (iv) permit anyone other than Tenant and its employees to occupy any part of the premises. Tenant shall remain primarily liable for all of its obligations under this Lease, notwithstanding any assignment or transfer. No consent granted by Landlord shall be deemed to be a consent to any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any subsequent assignment or transfer, lien or encumbrance, sublease or occupancy. Tenant shall pay all of Landlord's reasonable attorneys' fees and other expenses incurred in connection with any consent requested by Tenant or in reviewing any proposed assignment or subletting, not to exceed $1,000.00 in each instance. Any assignment or transfer, grant of lien or encumbrance, or sublease or occupancy without Landlord's prior written consent shall be void. If Tenant shall assign this Lease or sublet the premises in its entirety any rights of Tenant to renew this Lease, extend the Term or to lease additional space in the Project will and cannot be transferred to the assignee or subtenant, all such rights being personal to the Tenant named herein.

                 B. Landlord's Consent. Landlord will not unreasonably withhold, delay or condition its consent to any proposed assignment or subletting. It shall be reasonable for Landlord to withhold its consent to any assignment or sublease if (i) Tenant is in default under this Lease, (ii) the proposed assignee or sublessee is a tenant in the Project or an affiliate of such a tenant or a party that Landlord has identified as a prospective tenant in the Project, (iii) the financial responsibility, nature of business, and character of the proposed assignee or subtenant are not all reasonably satisfactory to Landlord, (iv) in the reasonable judgment of Landlord the purpose for which the assignee or subtenant intends to use the Premises (or a portion thereof) is not in keeping with Landlord's standards for the Building or are in violation of the terms of this Lease or any other leases in the Project, (v) the proposed assignee or subtenant is a government entity, or (vi) the proposed assignment is for less than the entire Premises or for less than the remaining Term of the Lease. The foregoing shall not exclude any other reasonable basis for Landlord to withhold its consent.

                 C. Procedure. Tenant shall notify Landlord of any proposed assignment or sublease at least fifteen (15) days prior to its proposed effective date. The notice shall include the name and address of the proposed assignee or subtenant, its corporate affiliates in the case of a corporation and its partners in a case of a partnership, a proposed copy of the proposed assignment or sublease, and reasonably sufficient information to permit Landlord to determine the financial responsibility and character of the proposed assignee or subtenant. As a condition to any effective assignment of this Lease, the assignee shall execute and deliver in form satisfactory to Landlord at least ten (10) days prior to the effective date of the assignment, an assumption of all of the obligations of Tenant under this Lease. As a condition to any effective sublease, subtenant shall execute and deliver in form satisfactory to Landlord at least five (5) days prior to the effective date of the sublease, an agreement to comply with all of Tenant's obligations under this Lease, prorated as to the sublease terms, and at Landlord's option, an agreement (except for the economic obligations which subtenant will undertake directly to Tenant) to attorn to Landlord under the terms of the sublease in the event this Lease terminates before the sublease expires.

                 D. Change of Ownership. If no default on the part of Tenant has occurred and is continuing, Tenant may assign this Lease (including all renewal, preferential and expansion rights contained in this Lease) to an entity into which Tenant is merged or consolidated or to an entity to which substantially all of Tenant's assets are transferred, without first obtaining Landlord's written consent. If Tenant notifies Landlord at least ten (10) business days prior to the proposed transaction, providing information satisfactory to Landlord in order to determine the net worth both of the successor entity and of Tenant immediately prior to such assignment, and showing the net worth of the successor to be at least equal to the net worth of Tenant.

                 E. Excess Payments. If Tenant shall assign this Lease or sublet any part of the Premises for consideration in excess of the pro-rata portion of Rent applicable to the space subject to the assignment or sublet, then Tenant shall pay to Landlord as Additional Rent 50% of any such excess immediately upon receipt.

         18. Conveyance by Landlord. If Landlord shall at any time transfer its interest in the Project or this Lease, Landlord shall be released of any obligations occurring after such transfer, except the obligation to return to Tenant any security deposit not delivered to its transferee, and Tenant shall look solely to Landlord's successors for performance of such obligations. This Lease shall not be affected by any such transfer.

         19. Estoppel Certificate. Each party shall, within ten (10) business days of receiving a request from the other party, execute, acknowledge in recordable form, and deliver to the other party or its designee a certificate stating, subject to a specific statement of any applicable exceptions, that the Lease as amended to date is in full force and effect, that the Tenant is paying Rent and other charges on a current basis, and that to the best of the knowledge of the certifying party, other than exceptions as noted, the other party has committed no uncured defaults and has no offsets or claims. The certifying party may also be required to state the date of commencement of payment of Rent, the Commencement Date, the Termination Date, the Base Rent, the current Operating Cost Share Rent and Tax Share Rent estimates, the status of any improvements required to be completed by Landlord, the amount of any security deposit, and such other matters as may be reasonably requested. Failure to deliver such statement within the time required set forth above and within the expiration of three (3) business days after a second written request shall be conclusive evidence against the non-certifying party that this Lease, with any amendments identified by the requesting party, is in full force and effect, that there are no uncured defaults by the requesting party, that not more than one month's Rent has been paid in advance, that the non-certifying party has not paid any security deposit except as provided in this Lease, and that the non-certifying party has no claims or offsets against the requesting party.

         20. Security Deposit. Tenant shall deposit with Landlord on the date of this Lease, security for the performance of all of its obligations in the amount set forth on the Schedule. If Tenant defaults under this Lease, Landlord may use any part of the Security Deposit to make any defaulted payment, to pay for Landlord's cure of any defaulted obligation, or to compensate Landlord for any loss or damage resulting from any default. To the extent any portion of the deposit is used, Tenant shall within five (5) days after demand from Landlord restore the deposit to its full amount. Landlord may keep the Security Deposit in its general funds and shall not be required to pay interest to Tenant on the deposit amount. If Tenant shall perform all of its obligations under this Lease and return the Premises to Landlord at the end of the Term, Landlord shall return all of the remaining Security Deposit to Tenant. The Security Deposit shall not serve as an advance payment of Rent or a measure of Landlord's damages for any default under this Lease.

         If Landlord transfers its interest in the Project or this Lease, Landlord may transfer the Security Deposit to its transferee. Upon such transfer and acknowledgement of receipt from such transferee, Landlord shall have no further obligation to return the Security Deposit to Tenant, and Tenant's right to the return of the Security Deposit shall apply solely against Landlord's transferee.

         21. Force Majeure. Neither Landlord nor Tenant shall be in default under this Lease to the extent either or both is unable to perform either of its respective obligations on account of any strike or labor problem, energy shortage, governmental pre-emption or prescription, national emergency, or any other cause of any kind beyond the reasonable control of Landlord ("Force Majeure"), except for Tenant's obligation to pay Rent hereunder.

         22.     Tenant's Personal Property and Fixtures.  Deleted.

         23. Notices. All notices, consents, approvals and similar communications to be given by one party to the other under this Lease, shall be given in writing, mailed or personally delivered as follows:

                 A.       Landlord.  To Landlord as follows:

                          CarrAmerica Realty, L.P. t/a City View Centre
                          ATTN: Market Officer
                          First State Bank Building
                          400 W. 15th Street, Suite #1400
                          Austin, Texas 78701
                          512-472-5511 FAX

                          with a copy to:

                          CarrAmerica Realty Corporation
                          1700 Pennsylvania Avenue, N.W.
                          Washington, D.C. 20006
                          Attn: Lease Administration

or to such other person at such other address as Landlord may designate by notice to Tenant.

                 B.       Tenant.  To Tenant as follows:

                          1.      Prior to Lease Commencement:

                                  IXC Communications, Inc.
                                  5000 Plaza on the Lake, Suite 200
                                  Austin, Texas 78746
                                  ATTN: General Counsel
                                  w/copies to the Chief Financial Officer

                          2.      After Lease Commencement:

                                  IXC Communications, Inc.
                                  1120 S. Capital of Texas Highway
                                  Austin, Texas 78746
                                  ATTN: General Counsel
                                  w/copies to the Chief Financial Officer

or to such other person at such other address as Tenant may designate by notice to Landlord.

         Mailed notices shall be sent by United States certified or registered mail, or by a reputable national overnight courier service, postage prepaid. Mailed notices shall be deemed to have been given on the earlier of actual delivery or three (3) business days after posting in the United States mail in the case of registered or certified mail, and upon delivery in the case of overnight courier.

         24. Quiet Possession. So long as Tenant shall perform all of its obligations under this Lease, Tenant shall enjoy peaceful and quiet possession of the Premises against any party claiming through the Landlord.

         25. Real Estate Broker. Tenant represents to Landlord that Tenant has not dealt with any real estate broker with respect to this Lease except for any Tenant Real Estate Broker listed in the Schedule, and no other broker is in any way entitled to any broker's fees or other payment in connection with this Lease. Tenant shall indemnify and defend Landlord against any claims by any other broker or third party for any payment of any kind in connection with this Lease. Landlord agrees to compensate Tenant Real Estate Broker listed in the Schedule pursuant to a written commission agreement executed between Landlord and such Tenant Real Estate Broker.

         26.     MISCELLANEOUS.

                 A. Successors and Assigns. Subject to the limits on Tenant's assignment contained in Section 17, the provisions of this Lease shall be binding upon and inure to the benefit of all successors and assigns of Landlord and Tenant.

                 B. Date Payments Are Due. Except for payments to be made by Tenant under this Lease which are due upon demand, Tenant shall pay to Landlord any amount for which Landlord renders a statement of account within thirty (30) days of Tenant's receipt of Landlord's statement.

                 C. Meaning of "Landlord", "Re-Entry", "including" and "Affiliate". The term "Landlord" means only the owner of the Project and the lessor's interest in this Lease from time to time. The words "re-entry" and "re-enter" are not restricted to their technical legal meaning. The words "including" and similar words shall mean "without limitation." The word "affiliate" shall mean a person or entity controlling, controlled by or under common control with the applicable entity. "Control" shall mean the power directly or indirectly, by contract or otherwise, to direct the management and policies of the applicable entity.

                 D. Time of the Essence. Time is of the essence of each provision of this Lease.

                 E. No Option. This document shall not be effective for any purpose until it has been executed and delivered by both parties; execution and delivery by one party shall not create any option or other right in the other party.

                 F. Severability. The unenforceability of any provision of this Lease shall not affect any other provision.

                 G. Governing Law. This Lease shall be governed in all respects by the laws of the state of Texas.

                 H. Lease Modification. Tenant agrees to modify this Lease in any way requested by a mortgagee which does not cause increased expense to Tenant or otherwise materially adversely affect Tenant's interests under this Lease or increase Tenant's obligations hereunder.

                 I. No Oral Modification. No modification of this Lease shall be effective unless it is a written modification signed by both parties.

                 J. Right to Cure. If Landlord shall default in the performance of any of its obligations under this Lease unless Landlord's violation or failure to perform any of those obligations continues for a period of 10 days after notice thereof has been delivered by Tenant to Landlord or, in cases where the violation or failure to perform cannot be corrected within 10 days, Landlord does not begin to correct the violation or failure to perform to completion within a reasonable time after receiving Tenant's notice, Tenant may, without prejudice to any of its rights under this Lease or in law or in equity, withhold payment of the Rent due and to accrue hereunder, up to a maximum of the lessor of: (a) one month of the then current Rent under this Lease, or (b) the extent necessary to cover the costs estimated by Tenant to cure such default, so long as Landlord remains in default. Pursuit of the foregoing remedies shall not preclude pursuit of any of the other remedies herein provided or any other remedies provided by law or in equity, nor shall pursuit of any remedy herein provided constitute an election of remedies or a forfeiture or waiver of any damages accruing to Tenant by reason of the violation of any of the terms, provisions and covenants herein contained.

                 Landlord may cure any default by Tenant; any expenses incurred on behalf of Tenant or as a direct result of such breach shall become Additional Rent due from Tenant on demand by Landlord.

                 K. Captions. The captions used in this Lease shall have no effect on the construction of this Lease.

                 L. Authority. Landlord and Tenant each represents to the other that it has full power and authority to execute and perform this Lease.

                 M. Landlord's Enforcement of Remedies. Landlord may enforce any of its remedies under this Lease either in its own name or through an agent.

                 N. Entire Agreement. This Lease, together with all Appendices, constitutes the entire agreement between the parties. No representations or agreements of any kind have been made by either party which are not contained in this Lease.

                 O. Landlord's Title. Landlord's title shall always be paramount to the interest of the Tenant, and nothing in this Lease shall empower Tenant to do anything which might in any way impair Landlord's title.

                 P. Light and Air Rights. Landlord does not grant in this Lease any rights to light and air in connection with Project. Landlord reserves to itself, the Land, the Building below the improved floor of each floor of the Premises, the Building above the ceiling of each floor of the Premises, the exterior of the Premises and the areas on the same floor outside the Premises, along with the areas within the Premises required for the installation and repair of utility lines and other items required to serve other tenants of the Building.

                 Q. Singular and Plural. Wherever appropriate in this Lease, a singular term shall be construed to mean the plural where necessary, and a plural term the singular. For example, if at any time two parties shall constitute Landlord or Tenant, then the relevant term shall refer to both parties together.

                 R. No Recording by Tenant. Tenant shall not record in any public records any memorandum or any portion of this Lease.

                 S. Exclusivity. Landlord does not grant to Tenant in this Lease any exclusive right except the right to occupy its Premises.

                 T. Construction. The rule of construction that ambiguities are resolved against the drafting party shall not apply to this Lease. The Lease shall be construed to effectuate the normal and reasonable expectations of a commercially sophisticated landlord and tenant.

                 U. Survival. All obligations of Landlord and Tenant under this Lease shall survive the termination of this Lease.

                 V. Rent Not Based on Income. No rent or other payment in respect of the Premises shall be based in any way upon net income or profits from the Premises. Tenant may not enter into or permit any sublease or license or other agreement in connection with the Premises which provides for a rental or other payment based on net income or profit.

                 W. Building Manager and Service Providers. Landlord may perform any of its obligations under this Lease through its employees or third parties hired by the Landlord.

                 X. Late Charge and Interest on Late Payments. Without limiting the provisions of Section 12A, if Tenant fails to pay any installment of Rent or other charge to be paid by Tenant pursuant to this Lease within five
(5) business days after written notice by Landlord that the same is past due and payable, then Tenant shall pay a late charge equal to $250. In addition, interest shall be paid by Tenant to Landlord on any late payments of Rent from the date due until paid at the rate provided in Section 2D(2), except to the extent that Landlord is required by this Lease to provide written notice of such non-payment, in which event such interest shall accrue from the date such notice is provided. Such late charge and interest shall constitute additional Rent due and payable by Tenant to Landlord upon the date of payment of the delinquent payment referenced above.

                 Y. Approvals. Unless expressly stated otherwise in this Lease, any approval or consent requested by either Landlord or Tenant from the other shall not be unreasonably withheld or delayed. Furthermore, except to the extent any right or action is expressly granted herein, neither Landlord nor Tenant shall take any action which is likely to frustrate the other's reasonable expectations concerning the benefits to be enjoyed under this Lease.

         27. Unrelated Business Income. If Landlord is advised by its counsel at any time that any part of the payments by Tenant to Landlord under this Lease may be characterized as unrelated business income under the United States Internal Revenue Code and its regulations, then Tenant shall enter into any amendment proposed by Landlord to avoid such income, so long as the amendment does not require Tenant to make more payments or accept fewer services from Landlord, than this Lease provides.

         28. Hazardous Substances. Other than small amounts of office supplies (i.e., toner), cleaning and janitorial items used in the ordinary course of Tenant's business, Tenant shall not cause or permit any Hazardous Substances to be brought upon, produced, stored, used, discharged or disposed of in or near the Project unless Landlord has consented to such storage or use in its sole discretion. "Hazardous Substances" include those hazardous substances described in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601 et seq., the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq., any other applicable federal, state or local law, and the regulations adopted under these laws. If any lender or governmental agency shall require testing for Hazardous Substances in the Premises, Tenant shall pay for such testing.

         Landlord represents and warrants that the Premises will be constructed free of all Hazardous Substances, and that Premises shall be maintained in compliance with all environmental laws, rules and regulations.

         If at any time during the Term or any renewals thereof, any Hazardous Substances are found to be present in the Premises, the Building, the common areas or on the land which were not caused or permitted by Tenant, Landlord will take all steps necessary to cure all violations in compliance with all applicable laws, rules, regulations and guidelines at Landlord's sole cost and at no cost to Tenant as more particularly set forth in the Lease and which may include the commencement of an operations and maintenance program if non-friable asbestos is ever discovered to be present in the Premises.

         29. Exculpation. Landlord shall have no personal liability under this Lease; its liability shall be limited to its interest in the Project and/or any Security Deposit to the extent Landlord does not transfer it to any purchaser of the Project, and shall not extend to any other property or assets of the Landlord. In no event shall any officer, director, employee, agent, shareholder, partner, member or beneficiary of Landlord be personally liable for any of Landlord's obligations hereunder.

         IN WITNESS WHEREOF, the parties hereto have executed this Lease.


TENANT:                                    LANDLORD:

IXC COMMUNICATIONS, INC.,                  CARRAMERICA REALTY L.P.,
a Delaware Corporation                     t/a CITY VIEW CENTRE

By:    /s/ RALPH J. SWETT                  By: CARRAMERICA REALTY G.P.
       ----------------------------            HOLDINGS, INC., a
Name:  Ralph J. Swett                          Delaware Corporation,
Title: Chairman of the Board                   its General Partner


                                           By:    /s/ PHILIP L. HAWKINS
                                                  ------------------------------
                                           Name:  Philip L. Hawkins
                                           Title: Managing Director

                                   APPENDIX A

                              PLAN OF THE PREMISES



                  (attach floor plans depicting the Premises)



























                                   APPENDIX A
                                  Page 1 of 1

                                   APPENDIX B

                             RULES AND REGULATIONS



         1. Tenant shall not place anything, or allow anything to be placed near the glass of any window, door, partition or wall which may, in Landlord's reasonable judgment, appear unsightly from outside of the Project.

         2. The Project directory shall be available to Tenant solely to display names and their location in the Project, which display shall be as directed by Landlord.

         3. The sidewalks, halls, passages, exits, entrances, elevators and stairways shall not be obstructed by Tenant or used by Tenant for any purposes other than for ingress to end and egress from the Premises. Tenant shall lend its full cooperation to keep such areas free from all obstruction and in a clean and sightly condition and shall move all supplies, furniture and equipment as soon as received directly to the Premises and move all such items and waste being taken from the Premises (other than waste customarily removed by employees of the Building) directly to the shipping platform at or about the time arranged for removal therefrom. The halls, passages, exits, entrances, elevators, stairways, balconies and roof are not for the use of the general public and Landlord shall, in all cases, retain the right to control and prevent access thereto by all persons whose presence in the judgment of Landlord, reasonably exercised, shall be prejudicial to the safety, character, reputation and interests of the Project.

         4. The toilet rooms, urinals, wash bowls and other apparatuses shall not be used for any purposes other than that for which they were constructed, and no foreign substance of any kind whatsoever shall be thrown therein, and to the extent caused by Tenant or its employees or invitees, the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by Tenant.

         5. Tenant shall not cause any unnecessary janitorial labor or services by reason of Tenant's carelessness or indifference in the preservation of good order and cleanliness.

         6. Tenant shall not install or operate any refrigerating, heating or air conditioning apparatus, or carry on any mechanical business without the prior written consent of Landlord, which consent shall not be unreasonably withheld; use the Premises for housing, lodging or sleeping purposes; or permit preparation or warming of food in the Premises (warming of coffee, beverages, and individual meals with employees and guests excepted). Tenant shall not occupy or use the Premises or permit the Premises to be occupied or used for any purpose, act or thing which is in violation of any Governmental Requirement or which may be dangerous to persons or property.

         7. Tenant shall not bring upon, use or keep in the Premises or the Project any kerosene, gasoline or inflammable or combustible fluid or material, or any other articles deemed hazardous to persons or property, or use any method of heating or air conditioning other than that supplied by Landlord.

         8. Landlord shall have sole power to direct electricians as to where and how telephone and other wires are to be introduced. No boring or cutting for wires is to be allowed without the consent of Landlord. The location of telephones, call boxes and other office equipment affixed to the Premises shall be subject to the approval of Landlord, which approval shall not be unreasonably withheld or delayed.





                                   APPENDIX B

         9. Other than in Tenant's secure areas or the network control center, no additional locks shall be placed upon any doors, windows or transoms in or to the Premises. Other than in Tenant's secure areas or the network control center, Tenant shall not change existing locks or the mechanism thereof. Upon termination of the lease, Tenant shall deliver to Landlord all keys and passes for offices, rooms, parking lot and toilet rooms which shall have been furnished Tenant by Landlord.

                 In the event of the loss of keys so furnished, Tenant shall pay Landlord's reasonable cost therefor. Tenant shall not make, or cause to be made, any such keys and shall order all such keys solely from Landlord and shall pay Landlord for any keys in addition to the two sets of keys originally furnished by Landlord for each lock.

         10. Tenant shall not install linoleum, tile, carpet or other floor covering so that the same shall be affixed to the floor of the Premises in any manner except as approved by Landlord, which approval shall not be unreasonably withheld or delayed.

         11. Tenant shall not take or permit to be taken in or out of other entrances of the Building, or take or permit on other elevators, any item normally taken in or out through the trucking concourse or service doors or in or on freight elevators.

         12. Tenant shall cooperate fully with Landlord to assure the most effective operation of the Premises' or the Project's heating and air conditioning, and shall refrain from attempting to adjust any controls, other than room thermostats installed for Tenant's use. Tenant shall keep corridor doors closed.

         13. Peddlers, solicitors and beggars shall be reported to the office of the Project or as Landlord otherwise requests.

         14. No bicycle or other vehicle and no animals or pets shall be allowed in the Premises, halls, freight docks, or any other parts of the Building except that blind persons may be accompanied by "seeing eye" dogs. Tenant shall not make or permit any noise, vibration or odor to emanate from the Premises, or do anything therein tending to create, or maintain, a nuisance, or do any act tending to injure the reputation of the Building.

         15. Tenant acknowledges that Building security problems may occur which may require the employment of extreme security measures in the day-to-day operation of the Project.

                 Accordingly:

                 (a) Landlord may, at any time, or from time to time, or for regularly scheduled time periods, as deemed advisable by Landlord and/or its agents, in their sole discretion, require that persons entering or leaving the Project or the Property identify themselves to watchmen or other employees designated by Landlord, by registration, identification or otherwise.

                 (b) Tenant agrees that it and its employees will cooperate fully with Project employees in the implementation of any and all security procedures.

                 (c) Such security measures shall be the sole responsibility of Landlord, and Tenant shall have no liability for any action taken by Landlord in connection therewith, it being understood that Landlord is not required to provide any security procedures and shall have no liability for such security procedures or the lack thereof.

         16. Tenant shall not do or permit the manufacture, sale, purchase, of any fermented, intoxicating or alcoholic beverages without obtaining written consent of Landlord.





                                   APPENDIX B

         17. Tenant shall not disturb the quiet enjoyment of any other tenant.

         18. Tenant shall not provide any janitorial services or cleaning without Landlord's written consent which shall not be unreasonably withheld.

         19. No equipment, mechanical ventilators, awnings, special shades or other forms of window covering shall be permitted either inside or outside the windows of the Premises without the prior written consent of Landlord, and then only at the expense and risk of Tenant, and they shall be of such shape, color, material, quality, design and make as may be approved by Landlord.

         20. Tenant shall not during the term of this Lease canvas or solicit other tenants of the Building for any purpose.

         21. Tenant shall not exhibit, sell or offer for sale, Rent or exchange in the Premises or at the Project any article, thing or service, except those ordinarily embraced within the use of the Premises specified in
Section 6 of this Lease, without the prior written consent of Landlord.

         22. Tenant shall not overload any floors in the Premises or any public corridors or elevators in the Building.

         23. Except for the provisions of Article 5, Tenant shall not do any painting in the Premises, or mark, paint, cut or drill into, drive nails or screws into, or in any way deface any part of the Premises or the Building, outside or inside, without the prior written consent of Landlord.

         24. Whenever Landlord's consent, approval or satisfaction is required under these Rules, then unless otherwise stated, any such consent, approval or satisfaction must be obtained in advance but such consent or approval will not be unreasonably denied or delayed.

         25. Tenant and its employees shall reasonably cooperate in all fire drills conducted by Landlord in the Building.





                                   APPENDIX B

                                   APPENDIX C

                          TENANT IMPROVEMENT AGREEMENT



1. Tenant Improvements. The Building core and shell and all common areas of the Building (the "Base Building") shall be fully built out (including all men's and women's restrooms on all floors at Landlord's sole cost and expense with all finishes (including paint and carpet) complete per Landlord's Base Building plans dated February 16, 1997 (the "Base Building Plans"). Subsequent revisions to the Base Building Plans are to be submitted to Tenant for its review and approval, which approval shall not be unreasonably withheld or delayed. Landlord shall cause to be performed the improvements (the"Tenant Improvements") in the Premises provided for in the space plans and specifications prepared by Tenant's architect and agreed to by Landlord and Tenant (the "Plans"). The Tenant Improvements shall be performed by the Landlord's Base Building general contractor (the "Contractor") subject to the fee and general conditions negotiated between Tenant and the Contractor as described in Appendix C-1. The scope of work and cost will be added to the existing Base Building contact by change order and will be subject to all terms and conditions of the Base Building contract. Tenant and Landlord shall mutually select subcontractors and suppliers for the Tenant Improvements. Tenant shall have the right to receive copies of bids and proposals; to review and assist in the value engineering and selection of subcontractors and suppliers in the Tenant Improvements; and to consult on the construction of the Tenant Improvements. Tenant shall further have the right to contract directly with subcontractors and suppliers for specialty equipment not customarily included in general contracts for tenant improvements. Landlord shall use commercially reasonable efforts to cause the Tenant Improvements to be Substantially Completed (as defined below) on or before the Commencement Date specified in the Schedule to the Lease, subject to Tenant Delay (as defined in Section 3 hereof) and any Force Majeure (except that weather subject to Tenant Delay (as defined in Section 3 hereof) and any Force Majeure (except that weather delays shall not constitute Force Majeure after the Building is "weathered in"). Landlord will not change any supervisory fee for the Tenant Improvements as hereinafter defined.

         Tenant shall deliver to Landlord for its approval plans and specifications for any additional Tenant Improvements and/or changes, deletions and substitutions thereto (the "Change Orders"). Landlord shall have three (3) business days to review and approve said Change Orders and advise Tenant of the changes required. Tenant shall revise and redeliver the plans and specifications to Landlord within five (5) business days of Landlord's advice. The Contractor will provide to Tenant a cost estimate to complete the Change Orders, together with any anticipated schedule change and an itemized breakdown of costs and unit prices within three (3) business days of receipt of such information. Tenant shall approve or disapprove Contractor's estimates within three (3) business days of receipt of same. Tenant shall pay for all preparations and revisions of plans and specifications, and the construction of Change Orders if the same cause the cost of the Tenant Improvements to exceed the Landlord Contribution.

         2. Landlord's Contribution. Tenant Improvements shall be built out under the Supervision of the Landlord with Tenant consultation. No fee for supervision shall be charged against the Landlord's Contribution by Landlord. The cost to build out the Tenant Improvements shall be at the Landlord's sole expense up to the amount of $22.00 per SF NRA times the total number of square feet of net rentable area contained therein based upon such agreed plans and specifications (the "Landlord's Contribution"). Building Standard items provided as part of the Base Building and not chargeable against the Landlord Contribution include:

                 (a) Ceiling grid and tile--purchased and stocked but not installed.





                                   APPENDIX C
                                  Page 1 of 5

                 (b) 2x4 lay in light fixtures at a rate of 1/80 RSF purchased and stocked but not installed.

                 (c) Sprinkler system installed with Chrome semi-recessed heads at a rate of 1 head per 225 SF.

                 (d) HVAC system to include air handlers, internal and external zones and thermostats. Distribution ductwork and grills are chargeable to Landlord Contribution.

                 (e)      Mini blinds on exterior windows.

Should Tenant desire to substitute for any of the above items, any other Tenant Improvements, and/or any common area materials and/or specifications, credit will be offered provided that such substitutions and requests for credits be received prior to June 15, 1997. Should such substitutions result in an increase in the cost of any of the above items, such increase in cost shall be chargeable to Landlord's Contribution.

                 If the cost of Tenant Improvements does not exceed the Landlord's Contribution, the Landlord shall be entitled to retain the savings. If the cost of Tenant Improvements exceeds the Landlord's Contribution, Tenant shall pay for such excess costs in monthly progress payments (in accordance with Section 8 in this Appendix) during the construction period for Tenant Improvements. Tenant payments hereunder will be subject to customary pay application, retention and lien waiver provisions.

         3. Commencement Date Delay. Commencement date shall be delayed until the tenant Improvements have been Substantially Completed, as defined below (the "Completion Date"), except to the extent that any delay which actually effects the critical path shall be caused by any one or more of the following (a "Tenant Delay"):

                 (a) Tenant's request for Change Orders whether or not any such Change Orders are actually performed; or

                 (b)      Contractor's performance of any Change Orders; or

                 (c) Tenant's request for materials, finishes or installations requiring unusually long lead times that were not identified by Tenant sufficiently early enough to meet the scheduled timetable; or

                 (d)      Tenant delay in making progress payments; or

                 (e) Tenant's delay in providing, reviewing, revising or approving plans and specifications beyond the periods set forth herein; or

                 (f) Tenant's delay in providing pricing set of documents by August 1, 1997, and compete construction documents suitable for permitting by July 15, 1997; or

                 (g) Tenant delays for more than two (2) business days after receipt of a request for information by Landlord to provide the requested information; or

                 (h) Any other act or omission by Tenant, its agents, contractors or persons employed by any of such persons.

                 Landlord or Landlord's architect will promptly notify Tenant of delays.





                                   APPENDIX C
                                  Page 2 of 5

                 Notwithstanding the foregoing to the Contrary, Tenant shall have the right to pay premium costs associated with any change order so as to not cause a schedule delay.

                 If the Commencement Date is delayed for any reason, then Landlord shall cause Landlord's Architect to certify the date on which the Tenant Improvements would have been substantially completed but for such Tenant Delay, or were in fact completed without any Tenant Delay. Disputes as to the validity of delays as judged by the Landlord or the Landlord's architect will be resolved by binding arbitration under the rules, procedures and guidelines of the American Arbitration Association.

                 "Substantially Completed" shall mean the date upon which (a) Landlord has sufficiently completed all Tenant Improvements as shown ont he Plans (except for minor punch list items), (b) construction progress for the required work is sufficient to qualify the Premises for issuance of the Temporary Certificate of Occupancy for permanent occupancy, the Base Condition (to be defined by the Base Building Plans) is complete and in compliance with all applicable laws, and all of the Base Building Systems are operational to the extent necessary to service the Premises for the normal operation of Tenant's business, (d) Tenant has been provided with the number of parking privileges and spaces to which it is entitled under the Lease (e) prior to the date of Substantial Completion, Tenant and its vendors and subcontractors have been allowed access to the premises (and other required portions of the Base Building and site) in accordance with this Lease and a mutually agreed Tenant Improvement Schedule to allow Tenant to install its freestanding work stations, fixtures, furniture, equipment, telecommunication and computer cabling systems, satellite dish, backup generator and any other item necessary to the normal operation of Tenant's business in order to allow Tenant to occupy the Premises over two (2) consecutive weekends after the Premises are Substantially Completed.

                 A "Punch List" of uncompleted items mutually agreed upon by Landlord and Tenant will be prepared prior to occupancy and mutually agreed upon by Landlord and Tenant. All items will be corrected or completed within four weeks after occupancy.

         4. Access By Tenant Prior To Commencement of Term. Landlord shall permit Tenant and its agents to enter the Premises prior to the Commencement Date to prepare the Premises for Tenant's use and occupancy, including the installation of equipment, furniture, fixtures and all related cabling and electrical connections, without charge for the use of any Building Services (including but not limited to loading dock, parking or freight elevators). Landlord will make reasonable efforts to substantially complete and make available the network operations center area for vendor equipment installation and testing on approximately November 1, 1997. Tenant recognizes and agrees that Base Building core and shell will not be completed and that work will be ongoing in the Base Building and on the Land until completion on or about December 1, 1997. Any permission to enter the Premises constitutes a license only, conditioned upon Tenant's complying with the following agreements:

                 (a) Landlord and Tenant agree to work in harmony and coordinate a mutually acceptable schedule to satisfy their respective needs with their respective agents, contractors, workmen, mechanics and suppliers and with other tenants and occupants of the Building.

                 (b) Tenant agrees to obtain in advance Landlord's approval of the contractors proposed to be used by Tenant and depositing with Landlord in advance of any work (i) security satisfactory to Landlord for the completion thereof, and (ii) the general contractor's affidavit for the proposed work and the waivers of lien from the general contractor and all subcontractor and suppliers of material; and





                                   APPENDIX C

                 (c) Tenant agrees to furnish Landlord with such insurance as Landlord may reasonably require against liabilities which may arise out of such entry.

                 Landlord shall not be liable in any way for any injury, loss or damage which may occur to any of Tenant's property or installations in the Premises prior to the Commencement Date, except in case of Landlord's or Landlord's general contractor and/or agents of Landlord's gross negligence or intentional misconduct. Tenant shall protect, defend, indemnify and save harmless Landlord from all liabilities, costs, damages, fees and expenses arising out of the activities of Tenant or its agents, contractors, suppliers or workmen in the Premises or the Building. Any entry and occupation permitted under this Section shall be governed by Section 5 and all other terms of the Lease.

         5. Delay. In the event the Tenant Improvements are not Substantially Completed by the Commencement Date of December 1, 1997, or such later date caused by Force Majeure and/or Tenant Delay as referenced in Articles 1 and 3 of Appendix C, then Landlord will pay Tenant $3,000 per day until Tenant Improvements are Substantially Completed.

         6. Move-In. Landlord shall arrange for the Premises to be thoroughly cleaned at Landlord's reasonable cost and expense prior to and immediately following the Tenant's move into the Premises. Tenant shall be responsible for removal and disposal of all trash and waste caused by Tenant's vendors and subcontractors.

         7. Contractor Obligations. Any contact with the Contractor shall require that Contractor comply with the following requirements.

                 (a) submit payment applications to Landlord and Tenant on a monthly basis, with the right of both Landlord and Tenant to review each payment application for conformance of work, review of schedules and values and work in place;

                 (b) provide conditional and unconditional lien releases from any and all subcontractors and vendors in conjunction with the monthly payment applications;

                 (c) provide due diligence review and assist Tenant in reviewing the Plans and existing conditions and provide feedback to Tenant's architect;

                 (d) provide Landlord and Tenant copies of all contracts with subcontractors pertaining to Tenant Improvements or Change Orders;

                 (e)      provide full time supervision for the Project;

                 (f) take all prudent actions, remedial or otherwise, to maintain the project schedule;

                 (g) maintain all industry safety standards and other reasonable safety precautions in accordance with applicable law and provide Landlord and Tenant reasonable protection and assurance to prevent damage, injury and/or loss;

                 (h) provide in detail within twelve (12) business days after receipt of the Plans, and itemized budget and an itemized project schedule;

                 (i) provide and pay all labor, materials, equipment and machinery, water, heat, and utilities, transportation and other facilities and services necessary for proper execution of completion of the Tenant Improvements, whether temporary or permanent and whether or not incorporated or to be incorporated in the Tenant Improvements; except for utilities consumed in the equipment installation and turn-on tune up of network operations center from November 1, 1997 to December 1, 1997.





                                   APPENDIX C

                 (j) supervise and direct the Tenant Improvements using the Contractor's best skills and attention;

                 (k) be fully responsible for and have control over construction means, methods, techniques, sequences and procedures for coordinating all portions of the Tenant Improvements under the contract;

                 (l) take appropriate field measurements and verify field conditions before commencing construction of Tenant Improvements; and

                 (m) review, approve and submit to Tenant's Architect show drawings, product data, samples and submittals required by the contract documents with promptness and in sequence as to cause no delay in the Tenant Improvements and project schedule for Tenant's Architect's review and comment, provided any such comments be referred to Contractor within four (4) business days.

         8. Payment Procedure. Landlord and Tenant shall each pay their respective share of the Contractor's payment application within twenty (20) days of receipt of same.

         9. Tenant Contracts. Tenant shall provide to Landlord (a) copies of any proposals, contracts, requests for payment, and partial or final lien releases for work on the Premises directly contracted by Tenant, and (b) prior to Tenant's occupancy for its intended purposes, final lien waivers in connection with any such work.

         10. Miscellaneous. Terms used in this Appendix C shall have the meanings assigned to them in the Lease. The terms of this Appendix C are subject to the terms of the Lease.

















                                   APPENDIX C
                                   Page 5 of 5

                                  APPENDIX C-1
                            IXC COMMUNICATIONS, INC.
             GENERAL CONTRACTOR'S AGREEMENT FOR TENANT IMPROVEMENTS
                                  MAY 15, 1997


GENERAL CONDITIONS

Items included in the proposed general conditions:  $79,7000
         Preconstruction Services
         Project Superintendent
         Project Manager
         Assistant Project Manager
         Project Office
         Filed Storage Shed
         Jobsite Security for Jobsite Office
         Temporary Fire Protection
         Field Office Supplies
         Temporary Toilets
         Final Cleanup (in conjunction with sub trades)
         Ice & Cups
         Temporary Water (Consumption charges only)
         Electrical for Construction (consumption charges only)
         Postage & Delivery Services
         Office Equipment
         Barricades for General Conditions
         Safety Inspections
         Telephone & Fax Services
         Computer Charges
         Miscellaneous Small Tools (for general conditions)
         Vehicle Rental for General Conditions
         Vehicle Fuel, Maintenance & Repair for General Conditions Vehicle Insurance for General Conditions
         Payroll Taxes for General Conditions
         Sales Taxes for General Conditions
         Project Accounting Services
         Jobsite Communications
         Final Power Costs
         Permit & Building Fees (excluded see below)

Other items which cannot be quantified at this time:
         Insurance Other Than Identified Above - Builder's Risk charged at 21 cents per $1,000 dollar value. Performance & Payment Bond Premiums Permit & Building Fees (based on final price) Costs for Printing

FEES AND OVERHEAD

General Contractor's Fee and Overhead -    4.7% on the direct costs.

CHANGE ORDER FEE

A fee will not be accessed for the first $25,000 of dollars of Change Orders. After the net of $25,000 dollars of Change Orders has occurred, a General Conditions and Fee of 8% will be added on the direct costs.





                                  APPENDIX C-1

                                   APPENDIX D

                   MORTGAGES CURRENTLY AFFECTING THE PROJECT



                                     None.




















                                   APPENDIX D

                                   APPENDIX E

                         COMMENCEMENT DATE CONFIRMATION



Landlord:                 CarrAmerica Realty, L.P.

Tenant:          IXC Communications, Inc.

                 This Commencement Date Confirmation is made by Landlord and Tenant pursuant to that certain Lease dated as of __________, 199_ (the "Lease") for approximately ______________ SF NRA in the building commonly known as City View Centre (the "Premises"). This Confirmation is made pursuant to
Item 9 of the Schedule to the Lease.

                 1.               Lease Commencement Date, Termination Date.
Landlord and Tenant hereby agree that the Commencement Date of the Lease is _________________, 199_, and the Termination Date of the Lease is
_________________, ____.

                 2. Acceptance of Premises. Tenant has inspected the Premises and affirms that the Premises is acceptable in all respects in its current "as is" condition.

                 3. Incorporation. This Confirmation is incorporated into the Lease, and forms an integral part thereof. This Confirmation shall be construed and interpreted in accordance with the terms of the Lease for all purposes.




                                            TENANT:

                                            IXC Communications, Inc.,
                                            a Delaware corporation


                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________



                                            LANDLORD:

                                            CARRAMERICA REALTY L.P.,
                                            t/a City View Centre

                                            By: CARRAMERICA REALTY G.P.
                                            HOLDINGS, INC., a Delaware
                                            Corporation, its General partner


                                            By:_______________________________
                                            Name:_____________________________
                                            Title:____________________________




                                   APPENDIX E

                                   APPENDIX F

                                   EXPANSION



         Beginning on or before the first day of the thirteenth (1th) month of the Lease Term, (the "First Expansion Date"), Tenant shall lease for the remaining Term approximately 11,899 (plus or minus 10%) additional square feet of rentable area in the Building, the location to be mutually agreed by Tenant and Landlord (the "First Expansion Space").

         In addition, beginning on or before the first day of the nineteenth
(19th) month of the Term (the "Second Expansion Date:"), Tenant shall lease for the remaining Term the balance of any unleased space in the Building (the "Second Expansion Space").

         The Landlord shall promptly cause the First and Second Expansion Spaces (if not already so constructed) to be constructed and made ready for the Tenant's occupancy by the First or Second Expansion Date, as applicable, in accordance with the plans, specifications, and procedures referenced in Appendix C prepared by Graeber, Simmons & Cowan. If plans and specifications have not been agreed upon, Landlord and Tenant shall cooperate with each other to finalize such agreeable plans and specifications by not later than 60 days before the applicable Expansion Date.

         The Premises shall be built out in accordance with Appendix C, as applicable, except as otherwise provided in this Appendix F.

         As to all Expansion Space that is built out for the Tenant as provided above, the Tenant shall be required to accept and commence paying rent on the Expansion Space upon the date that is the sooner to occur of (a) the date that Tenant commences to occupy such space for its intended purposes, as opposed to occupancy for the purposes of completing the make ready of such space or (b) five (5) business days after the Landlord notifies the Tenant that such space is Substantially Completed and provides to Tenant either a Certificate of Occupancy or a certificate by the Landlord's or Tenant's Architect contractor of the project that the applicable Expansion Space is Substantially Completed, but in no event prior to the First Expansion Date or Second Expansion Date, as applicable, (c) or the First Expansion Date or Second Expansion Date, as applicable.

         The Base Rent Rate for each Expansion Space shall be the same as the Base Rent Rate of the initial Premises.





                                   APPENDIX F

                                   APPENDIX G

                              PREFERENTIAL RIGHTS



         During the Term and any renewal thereof, Tenant shall have a preferential right to lease (a "Preferential Right to Lease") any space which becomes available on the complex of buildings owned by Landlord (provided Landlord owns such space at the time) adjacent to the Building (collectively the "Preferential Space"), subject to and subordinate to any preexisting preferential, expansion or renewal rights to such Preferential Space belonging to Holt, Rinehart & Winston, pursuant to the following terms and conditions:

         1. Prior to marketing any portion of the Preferential Space to any third party (except for existing lease rights held by Holt, Rinehart & Winston as the execution date of this Lease, Landlord shall notify the Tenant in writing of the availability of the Preferential Space, the date upon which the Preferential Space is expected to be made available to Tenant, and the market terms and conditions of the lease that Landlord proposes to offer to any interested tenant for such Preferential Space (the "Notice"). If exercised within the first Lease Year, Tenant may exercise any Preferential Right to Lease and include the Preferential Space under this Lease, upon the terms and conditions of this Lease (improvements to be constructed and costs to be prorated based on the month's remaining in the Lease Term as the Expansion Space), or upon the terms and conditions set forth in the Notice (the "Market Terms"). If Tenant exercises any Preferential Right to lease after the last day of the first Lease Year, then Tenant may exercise any Preferential to Lease and include the Preferential Space under this Lease upon the Market Terms. Tenant shall exercise any Preferential Right to Lease by delivering notice of Tenant's election on or before the tenth (10) business day after the date of Tenant's receipt of the Notice.

         2. In the event Landlord does not receive notice of Tenant's election to lease the Preferential Space described in the Notice within the period provided above, the Landlord shall be free to lease such space to one or more third parties on the terms substantially as proposed to Tenant for the nine (9) month period following the end of the ten (10) day notice period, otherwise Tenant's Preferential Rights as to that particular space is restored.

         3. Any dispute between Landlord and Tenant as to the Market Terms shall be resolved in accordance to the same procedure for determining renewal Market Base Rent Rates during any renewal term in accordance with Appendix H.





                                   APPENDIX G
                                   Page 1 of 1

                                   APPENDIX H

                                 RENEWAL OPTION



         Tenant shall have the option to renew this Lease as to all or a portion of the Premises for two (2) additional terms of seven (7) years each by giving Landlord written notice of Tenant's desire to renew this Lease at least twelve (12) months but no more than fifteen (15) months prior to the expiration date of this Lease, or the first renewal option, as the case may be.

         The Base Rent during each additional term shall be one hundred percent (100%) of the Market Base Rent Rate (defined below) then in effect for comparable space. As used in this Lease Agreement, the term "Market Base Rent Rate" shall mean the average of the annual net Rent rates then being charged for space comparable to the space for which the Market Base Rent Rate is being determined, taking into consideration use, definition of net rentable area, quality, age and location of the applicable building, and the time the particular rate under consideration will become effective, but not accounting for tenant improvements or other concessions. If any renewal option is executed by Tenant hereunder, Landlord shall provide an allowance for refurbishment up to a maximum of $5.00 per square feet of net rentable area.

         Within fifteen (15) days of Landlord's receipt of Tenant's notice of its exercise of an option to extend the term of this Lease, Landlord shall give Tenant written notice of its calculation of Market Base Rent Rate as projected for the commencement date of the renewal term, and if such calculation is acceptable to Tenant it shall establish the Base Rent during the renewal term. In connection with the determination of Market Base Rent Rate, Landlord shall not be obligated to disclose the names of any tenants. If the calculation is not acceptable to Tenant, Tenant shall notify Landlord of such fact within ten
(10) days of its receipt of the Landlord's calculation. Landlord and Tenant shall use their best efforts to agree on a calculation of the Market Base Rent Rate as projected for the commencement date for the applicable renewal term, but in the event they are unable to agree within fifteen (15) days of objection, the Landlord shall notify the Tenant within five (5) days after the expiration of such fifteen (15) day period of its selection of an MIA real estate appraiser (the "Landlord's Appraiser") to determine the Market Base Rent Rate. The Tenant shall then notify the Landlord in writing of its selection of an MIA real estate appraiser (the "Tenant's Appraiser") within five (5) days of its receipt of the notice of the selection of Landlord's Appraiser. Both Landlord's and Tenant's Appraiser must have at least five (5) years of full time experience in the Austin area in appraisal of first class multi-tenant office buildings. Both the Landlord's Appraiser and the Tenant's Appraiser shall meet within fifteen (15) days of the selection of the Tenant's Appraiser and determine the Market Base Rent Rate for the Leased Premises. If they are able to agree on a Market Base Rent Rate, such value shall be the Market Base Rent Rate during the applicable seven (7) year renewal term. In the event they are not able to agree on a Market Base Rent Rate, the Market Base Rent Rate shall be the average of their determinations provided that the difference between them is less than or equal to ten percent (10%) of the average of both determinations. If not within such ten percent (10%) difference, then the Landlord's Appraiser and the Tenant's Appraiser shall pick a third MIA appraiser who must pick only one of the appraisals within fifteen (15) days of selection, which shall then constitute the Market Base Rent Rate.

         The Landlord shall pay the cost of the appraisal prepared by the Landlord's Appraiser, the Tenant shall pay the cost of the appraisal prepared by the Tenant's Appraiser, and Landlord and Tenant shall split any third appraiser's cost 50/50.

         Except as provided above, all other terms and conditions of the Lease shall apply to any renewal term.





                                   APPENDIX H

                                   APPENDIX I

                                    PARKING



         Tenant shall have the non-exclusive use of the parking lots for the parking of its employees', customers', invitees', and visitors' automobiles during business hours.

         Landlord shall provide Tenant at no cost to Tenant covered and surface parking for the entire Term of the lease and any renewals exercised pursuant to this Lease on a ratio of 1 space for every 250 net rentable square feet leased by Tenant, of which two hundred forty-one (241) will be covered parking spaces (which, upon written request, Landlord will mark "IXC Reserved" or equivalent) on the bottom level of the Building parking deck, provided that Landlord may, upon sixty (60) days prior written notice (to be given not later than September 1, 1997) to Tenant, recapture and relocate up to fifty (50) such spaces in the event and only to the extent Holt, Rinehart and Winston exercises any current right it may have to such spaces.

         Tenant agrees to (a) provide and continually update the name and automobile license numbers of each employee who will be parking in the Building parking lot, and (b) cooperate with any parking identification program including compelling its employees to display a "parking sticker" in a prominent location on the vehicle sticker.

         Landlord will install at its cost and expense a card-accessibility system at each motor vehicle point of entry in the parking deck.





                                   APPENDIX I
                                   Page 1 of 1

                                   APPENDIX J

                           JANITORIAL SPECIFICATIONS



          The janitorial specifications for the Building are attached.






















                                   APPENDIX J
                                   Page 1 of 1

AMERICA

                             LIST OF SPECIFICATIONS

  Description                                                                                           Freq.
 OFFICE/ CARPET

 Empty all trash receptacles and replace liners as necessary.                                             260

 Remove all collected trash to designated area; making sure no bags are leaking.                          260
 Dust all horizontal surfaces.                                                                            260

 Dust high and low areas (e.g., pictures, clocks, partition tops, wood work etc.)                          12

 Fully vacuum all carpets from wall to wall.                                                               52
 Vacuum all carpeted traffic lane areas.                                                                  208

 Using approved spotter, spot clean carpeted area.                                                        260
 Spot clean all walls, light switches and doors.                                                           52

 Spot clean telephones and sanitize receivers.                                                             12

 Spot clean all partition glass, doors glass, and side glass.                                             260
 Using tank vacuum or back pack, vacuum corner edges and chairs then traffic vacuum all                    12
 carpeted areas.

 Clean all ceiling vents.                                                                                   4
 Dust all venetian blinds and window ledges.                                                               12

 Clean all baseboards.                                                                                      4

 Wash all wood walls using murphy's oil soap.  After cleaning wipe with a wax product for                   2
 protection.
 Clean both sides of all doors and hardware.                                                                1


 OFFICE/ TILE


 Empty all trash receptacles and replace liners as necessary.                                             260

 Remove all collected trash to designated area; making sure no bags are leaking.                          260
 Dust all horizontal surfaces.                                                                            260

 Dust high and low areas (e.g., pictures, clocks, partition tops, wood work etc.)                          12
 Dust mop all hard surface floors with treated or electrostatic dust mop.                                 260

 Mop all stains and spills, especially coffee and drink spills.                                           208

 Damp mop entire area.                                                                                     52
 Spot clean all walls, light switches and doors.                                                           52

 Spot clean telephones and sanitize receivers.                                                             12
 Spot clean all partition glass, doors glass, and side glass.                                             260

 Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all tile              12
 areas.





                                   APPENDIX J

AMERICA


                             LIST OF SPECIFICATIONS


  Description                                                                                           Freq.
 Clean all ceiling vents.                                                                                   4
 Clean all baseboards.                                                                                      4

 Using approved spotter, spot clean carpeted area.                                                        260
 Spot clean all walls, light switches and doors.                                                           52

 Spot clean telephones and sanitize receivers.                                                             12

 Spot clean all partition glass, doors glass, and side glass.                                             260
 Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all                   12
 carpeted areas.

 Clean all ceiling vents.                                                                                   4
 Dust all venetian blinds and window ledges.                                                               12

 Clean all baseboards.                                                                                      4

 Wash all wood walls using murphy's oil soap.  After cleaning wipe with a wax product for                   2
 protection.
 Clean both sides of all doors and hardware.                                                                1

                                                                                                            4
 Buff out marble floors.


 EXAM ROOMS/ TILE


 Empty all trash receptacles and replace liners as necessary.                                             260
 Remove all collected trash to designated area; making sure no bags are leaking.                          260

 Dust all horizontal surfaces.                                                                            260
 Dust high and low areas (e.g., pictures, clocks, partition tops, wood work etc.)                          12

 Dust mop all hard surface floors with treated or electrostatic dust mop.                                 260

 Damp mop entire area.                                                                                    260
 Spot clean all walls, light switches and doors.                                                           52

 Spot clean telephones and sanitize receivers.                                                             12
 Spot clean all partition glass, doors glass, and side glass.                                             260

 Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all tile              12
 areas.

 Clean all ceiling vents.                                                                                   4
 Clean all baseboards.                                                                                      4

 Dust all venetian blinds and window ledges.                                                               12
 Wash all wood walls using murphy's oil soap.  After cleaning wipe with a wax product for                   2
 protection.

 Clean both sides of all doors and hardware.                                                                1





                                   APPENDIX J

AMERICA


                             LIST OF SPECIFICATIONS


  Description                                                                                           Freq.
 Using a high speed floor machine spray buff all hard surface areas.                                        8
 Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff;                    3
 making sure to wipe baseboards.

 Strip hard surface floor and recoat with three coats of floor polish; making sure to wipe                  1
 baseboards.


 ENTRY/ MARBLE

 Dust all horizontal surfaces.                                                                            260
 Dust high and low areas (e.g., pictures, clocks, partition tops, wood work etc.)                          52

 Dust mop all hard surface floors with treated or electrostatic dust mop.                                 260
 Damp mop entire area.                                                                                    260

 Spot clean all walls, light switches and doors.                                                          260

 Spot clean all partition glass, doors glass, and side glass.                                             260
 Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all                   12
 marble areas.

 Clean all ceiling vents.                                                                                   4
 Spot clean door glass and side glass.                                                                    260

 Dust ceiling light lenses.                                                                                12

 Clean all baseboards.                                                                                     12
 Empty all trash receptacles and replace liners, remove cig from sand and smooth.  (interior              260
 and exterior)

 Vacuum walk-off mats.  (interior and exterior)                                                           260
 Clean both sides of all doors and hardware.                                                                1

                                                                                                          260
 Maintain building exterior including metal work, entrance doors, building trim and exterior window frames and mullions.

 Clean tile entry panels, mailboxes and courier drop boxes.  (interior or exterior)                        12
 Buff out marble floors.                                                                                    4


 ENTRY/ TILE


 Dust all horizontal surfaces.                                                                            260

 Dust high and low areas (e.g., pictures, clocks, partition tops, wood work etc.)                          52
 Dust mop all hard surface floors with treated or electrostatic dust mop.                                 260

 Damp mop entire area.                                                                                    260





                                   APPENDIX J

AMERICA


                             LIST OF SPECIFICATIONS

  Description                                                                                           Freq.
 Spot clean all walls, light switches and doors.                                                          260
 Spot clean all partition glass, doors glass, and side glass.                                             260

 Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all                   12
 marble areas.
 Clean all ceiling vents.                                                                                   4

 Spot clean door glass and side glass.                                                                    260

 Dust ceiling light lenses.                                                                                12
 Clean all baseboards.                                                                                     12

 Machine scrub hard surface floor; making sure to wipe baseboards.                                          4
 Vacuum walk-off mats.  (interior and exterior)                                                           260

 Clean both sides of all doors and hardware.                                                                1

 Empty all trash receptacles and replace liners, remove cig from sand and smooth.  (interior              260
 and exterior)
 Maintain building exterior including metal work, entrance doors, building trim and exterior              260
 window frames and mullions.

 Clean tile entry panels, mailboxes and courier drop boxes.  (interior or exterior)                        12


 KITCHEN/ TILE


 Empty all trash receptacles and replace liners as necessary.                                             260

 Remove all collected trash to designated area; making sure no bags are leaking.                          260

 Dust all horizontal surfaces.                                                                            260
 Dust high and low areas (e.g., pictures, clocks, partition tops, wood work etc.)                          12

 Dust mop all hard surface floors with treated or electrostatic dust mop.                                 260

 Mop all stains and spills, especially coffee and drink spills.                                           208
 Damp mop entire area.                                                                                     52

 Clean all sinks.                                                                                         260
 Clean coffee machine and damp wipe countertop.                                                           260

 Spot clean all walls, light switches and doors.                                                          260

 Using tank vacuum or back pack, vacuum corners edges and chairs then traffic vacuum all tile              12
 areas.
 Clean all ceiling vents.                                                                                   4

 Clean all baseboards.                                                                                      4
 Clean both sides of all doors and hardware.                                                                1





                                   APPENDIX J
                                   Page 4 of 9

AMERICA


                             LIST OF SPECIFICATIONS



  Description                                                                                           Freq.
 Using a high speed floor machine spray buff all hard surface area.                                         8
 Machine scrub hard surface floor and apply one coat of polish, allow to dry, then buff;                    3
 making sure to wipe baseboards.

 Strip hard surface floor and recoat with three coats of floor polish; making sure to wipe                  1
 baseboards.


 CORRIDOR/ CARPET


 Dust high and low areas (e.g., pictures, clocks, partition tops, wood work etc.)                          52
 Fully vacuum all carpets from wall to wall.                                                              260

 Using approved spotter, spot clean carpeted area.                                                        260
 Spot clean all walls, light switches and doors.                                                           52

 Spot clean all partition glass, doors glass, and side glass.                                             260

 Spot clean all brass rails, elevator plates, doors, walls, phones, phone box, fixtures, and              260
 glass.
 Clean all baseboards.                                                                                      4

 Clean all ceiling vents.                                                                                   4
 Clean and polish all drinking fountains.                                                                 260

 Dust ceiling light lenses.                                                                                 4

 Extract carpets using an automatic extractor.                                                              4


 RESTROOMS/ TILE

 Clean and sanitize fixtures, mirrors, counters; polish chrome; mop floors; refill                        260
 dispensers; empty rubbish and spot clean partition.

 Dust and clean all return air vents.                                                                      12

 Fully clean all showers.                                                                                  52
 Wash all restroom partitions on both sides and hardware.                                                  12

 Clean toilets and urinals with an acid based cleaner.                                                     52
 Machine scrub all restroom floors using germicidal detergent; making sure to wipe                          4
 baseboards.

 Clean both sides of all doors and hardware.                                                               52


 COMPUTER ROOM/ RAISED TILE


 Empty all trash receptacles and replace liners as necessary.                                             260





                                   APPENDIX J

AMERICA


                             LIST OF SPECIFICATIONS


  Description                                                                                           Freq.
 Remove all collected trash to designated area; making sure no bags are leaking.                          260
 Dust mop all hard surface floors with treated or electrostatic dust mop.                                 260


 ELEVATORS/ CARPET


 Completely clean and vacuum carpeted elevator and tracks.                                                260

 Clean and polish metal elevator threshold plates and door tracks.                                         12
 Spot clean all brass rails, elevator plates, doors, walls, phones, phone box, fixtures, and              260
 glass.

 Using approved spotter, spot clean carpeted area.                                                        260


 ELEVATORS/ TILE


 Completely clean and damp mop hard floor elevator.                                                       260
 Clean and polish metal elevator threshold plates and door tracks.                                        260

 Spot clean all brass rails, elevator plates, doors, walls, phones, phone box, fixtures, and              260
 glass.


 STAIRWELL/ CONCRETE


 Police stairs and pick up litter.                                                                        260
 Broom sweep stairs, dust railings and spot clean.                                                         52












                                   APPENDIX J
                                   Page 6 of 9

                            Other Contract Services



         1. Janitor Closets, Equipment, and Materials shall be kept in a clean, neat, and orderly condition at all times.

         2.      Property Management shall be notified of any of the following:

                 A.       Defective or inoperative building equipment such as:
Lights out, toilets stopped up, etc..

                 B. Security issues and/or Safety issues such as: Broken steps, Broken glass, and/or faulty locks, etc..

         3. Carpet cleaning for tenant occupied areas, shall be done on a request basis at a set price per/sq. ft., as an additional cost, plus all applicable taxes.

         4. Carpet cleaning for corridors will be included in contract price, but to be listed as a separate line item.

         5. An anti-static material shall be applied to all carpeting upon request for an additional price per/sq. ft., plus all applicable taxes.

         6. Outside window washing shall be furnished at an additional price, per/sq. ft., or "By the Job", plus all applicable taxes.

         7. Emergency cleaning will be accomplished, upon request for NO additional charge, if rectified in less than a 1 1/2 hours, with on hand equipment.

         8. Construction clean is to be performed upon request for an additional price, per/sq. ft., plus all applicable taxes.

         9. Pressure washing of sidewalks and garages will be done upon request, at a price per hour, or "By the Job", plus all applicable taxes.

         10. Civil and criminal background checks will be performed on all employees prior to them being sent to the work site.

         11. All medical area must be cleaned and disinfected nightly using a hospital grade disinfectant capable of killing HIV and Hepatitis B strains. Which is OSHA requirements.

         12. All supervisors and employees working in any medical offices will be required to have been trained on established company procedure on the handling of bio-hazard materials and blood pathogen according to OSHA requirements. Hepatitis shots, MSDS sheets, and company procedures on bio-hazard materials and blood pathogen will be kept on sight at all times.

         13. Cleaning company must be willing to participate in building recycling program, now and in the future.

         14. All supplies cost, including paper supplies, to be included in the contract bid. All supplies must be of a like quality to what is being furnished at present time.

         15. All marble floors are to be included in contract price, but to be listed as a separate line item.

         16. All companies are required to supply property managers a periodic calendar of scheduled work to be performed in each building. With a copy to be kept at each site.